UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.__)

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Nordstrom, Inc.

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1617 Sixth Avenue, Seattle, Washington 98101
April 7, 2022
Dear Shareholder,
When the world came to a halt in 2020, Nordstrom had more than a century’s worth of experience to draw upon. As a company, we had already weathered recessions and economic volatility, periods of social and political turbulence, natural disasters, and armed conflicts. Even as we faced an unprecedented global pandemic, we possessed a depth of experience and an unflagging commitment to our customers that left us well equipped to navigate challenging circumstances.
Two years later, the pandemic has revealed the strength of our company culture and the value of knowing what we stand for. For years, we’ve structured our organization as an inverted pyramid, with the customer at the top, followed by the teams serving those customers, with management supporting their efforts from below. This approach ensures the customer remains at the center of everything we do and encourages our people to support one another in service of a shared goal.
This ethos has always been an important part of our business, and it’s proven especially critical to our ability to navigate and adapt to the complex set of headwinds facing us today. Like others in our industry, we spent much of 2021 addressing and adapting to supply chain pressures, shifting consumer behavior, and the needs of an evolving workforce during a global pandemic. If 2020 showed us what we can achieve when we come together in service of our customers, 2021 challenged us to think creatively about the way we deliver that service in an evolving retail landscape.
While we succeeded in hitting our fiscal 2021 targets and have made good progress towards delivering the goals set forth at our February 2021 Investor Event, we know that there is opportunity to do better. We’re acting with urgency to win in our most important markets, broaden the reach of Nordstrom Rack, and increase our digital velocity, building on our core differentiators – a commitment to customer service, interconnected digital and physical assets and strong partnerships with the world’s best brands – to win customers and serve them on their terms. We recognize that we can and must continue to improve our performance, and we’re motivated to rise to the occasion.
Despite presenting new operational challenges, 2021 has given us much to be optimistic about: we continued to invest in our digital acceleration, grew choice count by 50%, launched more than 300 new brands, expanded customer-facing services like order pickup and in-store fulfillment, and built deeper connections through our customer loyalty programs. We've made an enormous amount of progress on our balance sheet and are in a stronger position now than at any time since the pandemic began.

SHAREHOLDER LETTER
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Our Closer to You strategy, which we first outlined at the beginning of 2021, continues to be a powerful enabler for our business, combining the strength of our Nordstrom and Nordstrom Rack banners with robust digital capabilities to deliver on our reputation for unmatched customer service. At the heart of this strategy is our belief that great service lies at the intersection of convenience and connection. We must continue to provide customers with high-quality products, when and where they want them, and deliver an experience that is relevant and personal.
We’ve seen strong evidence that our strategy is working. For example, the average customer who shops across both banners, in stores and online, spends 12 times more than a customer utilizing a single channel and banner. And during our most recent Anniversary Sale, nearly 40% of our next day Nordstrom online order pickups happened at Rack stores.
We’re also continuing to evolve our approach to merchandising, leveraging our data to create personalized experiences that serve up more of what our customers want, when and where they want it. This analytics work enables us to provide a greater selection of categories and price points where we know there’s demand and do so in a way that feels curated and relevant.
Our brand partners are crucial to these efforts, and we pride ourselves in developing creative, complementary partnerships that expand our selection to engage new customers while growing wallet share with our existing customers. In 2021, we launched innovative new partnerships with brands like Fanatics, finishing the year with a record-high choice count.
As we anticipate and adapt to the needs of our customers, it’s important to note that our values remain unchanged. We’re deeply committed to doing business in ways that make a positive difference in the communities where we operate. That means taking action to protect the environment, giving back to the communities we serve, creating safe and fair workplaces for the people who make our products, and providing our employees with a great place to work. These values have informed a set of five-year goals, first outlined in 2020, that will hold us accountable not only to ourselves, but to our people, our partners, and the industry as a whole. You can learn more about the specific actions we are taking on pages 18 through 20.
This period has also underscored just how essential our people are to our mission. For as long as we’ve operated, it’s been important to us that our corporate teams have the opportunity to serve our customers directly and see firsthand how their work impacts our business. In the second half of 2021, our corporate employees filled over 10,000 shifts in Nordstrom and Nordstrom Rack locations across the U.S. and Canada, working alongside our in-store teams to help move product onto the floor more quickly throughout the holiday season. This kind of large-scale collaboration serves as proof of what we can accomplish when people come together from across our organization in service of our customers. We’re grateful to all of our employees for their hard work, resilience, and determination.

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SHAREHOLDERS LETTER
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In a year filled with milestones, there’s one that stands out: 2021 marked 120 years since John W. Nordstrom opened the downtown Seattle shoe store that would become Nordstrom as we know it today. While we continue to celebrate with gratitude for the customers, employees, and partners who have made this journey possible, we know that this is just the beginning.
Looking ahead to 2022 and beyond, we have much to be excited about. We’re confident that we have the right strategy in place as we enter the next phase of our evolution and have the tools, determination, and talent we need to thrive for the next century.
Before we sign off, we would be remiss not to acknowledge that one of this letter's authors, Brad Smith, will be stepping down from his role as Board chairman in May and will not be standing for reelection. Having served on our Board since 2013 and as chairman since 2018, Brad's contributions to our business have been invaluable. We’re especially grateful for the leadership he’s demonstrated over the past two years as we’ve navigated the challenges of doing business during a global pandemic. Please join us in thanking him for his service and leadership.
We look forward to what we’ll accomplish in the year to come.
Sincerely,

Brad D. Smith
Chairman of the Board

Erik B. Nordstrom	Peter E. Nordstrom
Chief Executive Officer	President and Chief Brand Officer

3	2022 Proxy Statement	NORDSTROM, INC.

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1617 Sixth Avenue, Seattle, Washington 98101
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

WHEN	WHERE	RECORD DATE
Wednesday, May 18, 2022	virtualshareholdermeeting.com/JWN2022	March 9, 2022
9:00 a.m. Pacific Daylight Time

Items of Business
To vote on the following proposals:
1	To elect nine Director nominees named in this Proxy Statement to the Board to serve until the 2023 Annual Meeting of Shareholders

2	To ratify the appointment of Deloitte as our Independent Registered Public Accounting Firm to serve for the fiscal year ending January 28, 2023

3	To conduct an advisory vote regarding the compensation of our NEOs

4	To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof
You are eligible to vote before the Annual Meeting, during the live webcast of the Annual Meeting and any adjournment or postponement thereof, if you were a shareholder of record at the close of business on March 9, 2022 (the “Record Date”). There were 159,398,577 shares of our Common Stock issued and outstanding as of the Record Date. Holders of our Common Stock are entitled to cast one vote per share on each proposal. For further information on how to participate in the meeting, please see Frequently Asked Questions and Answers About the Annual Meeting beginning on page 65 in the Proxy Statement accompanying this Notice.
YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to participate virtually in the Annual Meeting via remote communication, you are encouraged to vote in advance of the meeting. Submitting your proxy now will not prevent you from voting your shares during the meeting, as your proxy is revocable at your option. When you vote, please have available the 16-digit control number found on your Notice of Internet Availability of Proxy Materials or proxy card.
You may vote in advance of the meeting, until 11:59 p.m. Eastern Daylight Time on May 17, 2022 using any of the following methods:

Online At proxyvote.com	Toll-free Phone Call 1-800-690-6903	Mail Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	Scanned QR Code Using your mobile device
Seattle, Washington
April 7, 2022
By order of the Board of Directors,
Ann Munson Steines
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2022
The accompanying Proxy Statement and the 2021 Annual Report are available at the Investor Relations Website.
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “pursue,” “going forward,” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in the Company’s 2021 Annual Report. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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PROXY SUMMARY
You have received these proxy materials because the Board is soliciting your proxy to vote your shares during the 2022 Annual Meeting of Shareholders. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider in deciding how to vote your shares, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement. Please refer to our Index of Key Terms on page 7 for the meaning of certain terms used in this summary and the rest of this Proxy Statement.
This Proxy Statement and the related proxy materials were first released to shareholders and made available on the internet on April 7, 2022. Shareholders who held shares as of the close of business on the Record Date can attend the virtual meeting at virtualshareholdermeeting.com/JWN2022.
Proposal No. 1 - Election of Directors (page 21)

Nominee Demographics

Average Tenure

Board Engagement	Nominee Average Age

5	2022 Proxy Statement	NORDSTROM, INC.

PROXY SUMMARY
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Relevant Skills and Experience
The nominees possess a balance of leadership experiences, diverse perspectives, strategic skill sets and professional expertise that are essential in furthering our business strategy and objectives, including:

Retail Industry			Business Transformation
	6				8

Marketing & Customer Experience			CEO Experience
		8		5

Online Scale & Growth			Financial Expertise
		8			8

Risk & Crisis Management			Technology Expertise
	6		4
The Board recommends a vote FOR each Director nominee.
Proposal No. 2 - Ratification of Independent Accountants (page 29)
Qualified and Experienced Independent Auditors
•Deloitte is an independent registered accounting firm that has served Nordstrom for more than 50 years.
•The firm’s expertise and fees are appropriate for the scope of the Company’s needs.
The Board recommends a vote FOR this proposal.
Proposal No. 3 - Advisory Vote Regarding Executive Compensation (page 59)
Compensation Aligned with Performance
•Our executive compensation program aligns with our strategy and our pay-for-performance philosophy.
•We deliver the majority of compensation through a pay-for-performance framework where incentives are based on achieving results. Approximately 85% of our CEO’s fiscal 2021 target compensation was variable or linked to our financial or market results.
•Our Incentive Adjusted EBIT achievement exceeded our target of $612 million and Incentive Adjusted ROIC exceeded the threshold of 5.5%, resulting in a 128% bonus payout.
•PSUs for the 2019 - 2021 fiscal year performance cycle did not meet the minimum thresholds for Free Cash Flow Growth and EBIT Margin % required for payout. As a result, none of these PSUs vested.

Fiscal Year 2021 Target Compensation

CEO and President & Chief Brand Officer	Average of all Other NEOs

85%	75%
Performance Based	Performance Based

The Board recommends a vote FOR this proposal.

2022 Proxy Statement	6

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INDEX OF KEY TERMS

Term	Definition
2021 Annual Report	Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended January 29, 2022
2025 Corporate Social Responsibility Goals	Review our 2025 Corporate Social Responsibility goals at nordstromcares.com
AFC	Audit and Finance Committee of the Board of Directors
ASC 718	Accounting Standards Codification 718, Stock Compensation
Board	The Board of Directors
Broadridge	Broadridge Investor Communication Services
CD&A	Compensation Discussion & Analysis
CAO	Chief Accounting Officer
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CGNC	Corporate Governance and Nominating Committee of the Board of Directors
Chairman	Our Board Chairman, a non-Executive position
Common Stock	Nordstrom common stock
CPCC	Compensation, People and Culture Committee of the Board of Directors
DDCP	Nordstrom Directors Deferred Compensation Plan
Deloitte	Deloitte & Touche LLP
Diversity, Inclusion and Belonging Goals	Review our Diversity, Inclusion and Belonging goals at nordstrom.com/diversity
EBIT	Earnings (Loss) Before Interest and Taxes
EIP	Equity Incentive Plan
EMBP	Executive Management Bonus Plan
ERG	Employee Resource Group
ESG	Environmental, Social and Governance
ESPP	Employee Stock Purchase Plan
Exchange Act	Securities Exchange Act of 1934
FASB	Financial Accounting Standards Board
GAAP	U.S. Generally Accepted Accounting Principles
Incentive Adjusted EBIT	Incentive Adjusted Earnings (Loss) Before Interest and Income Tax Expense
Incentive Adjusted ROIC	Incentive Adjusted Return on Invested Capital
Investor Relations Website	Our investor relations website, found at investor.nordstrom.com
IRC	Internal Revenue Code
Lease Standard	Accounting Standards Update 2018-11, Leases
LTI	Long-Term Incentives
NDCP	Nordstrom Deferred Compensation Plan
NEO	Named Executive Officer
Notice	Notice of Annual Meeting of Shareholders
NYSE	New York Stock Exchange
PEO	Principal Executive Officer
Plan Trustee	Bank of New York Mellon, as trustee of the Nordstrom 401(k) Plan
PSU	Performance Share Unit
Record Date	March 9, 2022
RSU	Restricted Stock Unit
SEC	Securities and Exchange Commission
Semler Brossy	Semler Brossy Consulting Group, LLC
SERP	Supplemental Executive Retirement Plan
TC	Technology Committee of the Board of Directors
TSR	Total Shareholder Return

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CORPORATE GOVERNANCE
Our Corporate Governance Framework
Since its founding, our Company’s leaders and employees have always sought to maintain the highest ethical standards in every aspect of our business. Our corporate governance framework is designed to support this tradition of integrity, trust and unyielding commitment to doing the right thing, which has served our customers and shareholders well over the years. Our corporate governance framework, more fully discussed on the following pages, includes the following highlights:

Corporate Governance

- 7 of 9 Director Nominees are Independent
- Independent Chairman
- Regular Executive Session of Independent Directors
- Committees Comprised Only of Independent Directors
- All Audit & Finance Committee Members are SEC "Audit Committee Financial Experts"
- Annual Evaluations of Board, Committees and Directors
- Authority to Hire Independent Consultants and Experts

Shareholder Rights

- Annual Election of all Directors
- Majority Vote Standard for Director Elections
- Each Common Share is Entitled to One Vote
- Shareholders of 10%+ Entitled to Call Special Meeting
- Annual Say-on-Pay Advisory Vote
- Regular Outreach and Engagement of Shareholders
- Open Communications with Directors

Strategy and Risk

- Company Strategy Oversight by Board
- Risk Oversight by Board and Committees Aligned with Company Strategy
- Regular Risk Management Reports to Board and Committees
- Compensation Program Designed to Reduce Undue Risk
- Annual Strategy Planning Meeting
- Board Oversight of Chief Executive Officer and Management Succession Planning

Compensation

- Pay-for-Performance Philosophy Guides Executive Compensation
- Stock Ownership Policy for Directors and Executive Officers
- Executive Compensation Clawback Policy
- Hedging and Pledging Policies
- Independent Compensation Consultant Engaged by Compensation, People and Culture Committee

Board Responsibilities, Leadership Structure, and Role in Risk Oversight
The Board oversees, counsels and directs management in promoting the long-term interests of the Company and our shareholders. The Board’s responsibilities include:
•determining the appropriate structure for the senior leadership of the Company;
•selecting and evaluating the performance of the CEO and President and Chief Brand Officer;
•planning for succession with respect to the position of the CEO and monitoring management’s succession planning for other senior executives;
•reviewing and approving our major financial objectives, our strategic and operational plans and other significant actions;

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•monitoring the conduct of our business and the assessment of our business risks to promote the proper management of the business;
•overseeing the management of cybersecurity, including oversight of appropriate risk mitigation strategies, systems, processes and controls; and
•overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with laws and our Codes of Business Conduct and Ethics.
At this time, the Board believes different people should hold the positions of Chairman and CEO, as this may strengthen corporate governance and aid in the Board’s oversight of management. Currently, Brad Smith serves as Chairman and Erik Nordstrom serves as the CEO. The CEO is responsible for day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO and presides over the full Board. The Board believes this leadership structure also aids in the Board’s oversight and management of risk.
The full Board has primary responsibility for oversight of risk management and has assigned to the Board’s standing Committees the task of focusing on the specific risks inherent in their respective areas of oversight. The full Board:
•considers and determines the Company’s risk appetite, which is the amount of risk the organization is willing to accept;
•oversees management’s implementation of an appropriate system to manage risks (i.e., to identify, assess, mitigate, monitor and communicate these risks) and monitors the effectiveness of this process as the business environment changes;
•provides risk oversight through the Board’s committee structure and processes; and
•directly manages certain risks, in particular, the risks associated with the Company’s strategic direction, which are reviewed at an annual strategy planning meeting and periodically throughout the year.
The Company has a comprehensive, structured approach to managing risks, which are identified, assessed, prioritized and managed at all levels within the Company through an enterprise risk management process which is aligned with the Company’s strategy. Within this framework, management is responsible for assessing and managing the Company’s exposure to risks. Management regularly reports on risks to the relevant Committee or the Board. The Board and its Committees discuss the various risks confronting the Company throughout the year, particularly when reviewing operating and strategic plans and when considering specific actions for approval. The risks are classified into four major categories: Strategic, Compliance, Operational and Financial, and are mapped for appropriate management and Board (and Committee) oversight.
Through the risk oversight process, the Board:
•obtains an understanding of the risks inherent in the Company’s strategy and management’s execution of the strategy within the agreed risk appetite;
•accesses useful information from internal and external sources about the critical assumptions underlying the strategy;
•is alert for possible dysfunctional behavior within the organization which might lead to excessive risk taking;
•provides input to executive management regarding critical risk issues on a timely basis; and
•encourages open communication and appropriate escalation of reporting of risk throughout the enterprise, striving to ensure that risk management is part of the corporate culture.
The Board’s leadership structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the Board’s role in risk oversight.
Board Oversight of ESG Issues
The Board views effective oversight and management of ESG issues and their associated risks as vital to the Company’s ability to execute its business strategy and achieve sustainable long-term growth. The Board coordinates with its Committees to provide active Board and Committee level oversight of the Company’s ESG risks. Specifically:

Our Board views effective oversight and management of ESG issues as vital to the Company’s long-term growth.
•The Board oversees ESG risks as part of its oversight of the Company’s business, strategy and enterprise risk management. As part of this oversight, the Board and its Committees receive regular reports on ESG-related matters, including but not limited to updates on the Company’s progress towards its sustainability and corporate social responsibility goals, status updates on the Company’s Diversity, Inclusion and Belonging Goals, reports on any ESG-related engagements with shareholders, and information on recent ESG developments, so that the Board can ensure that any material ESG risks and opportunities are appropriately integrated into the Company’s long-term strategy.

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CORPORATE GOVERNANCE
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•The CGNC is charged with direct responsibility for oversight of risks relating to corporate governance, shareholder engagement, corporate social responsibility and sustainability. The work of the CGNC reflects the Company’s commitment to improving the sustainability of our operations and supply chains, including finding ways to continue to reduce our carbon emissions, reduce waste through innovative programs like BEAUTYCYCLE and increase the number of sustainably sourced products we make available to our customers. The CGNC also has oversight over Board effectiveness, including identifying and recruiting Board members with the appropriate skills and experience, including experience with ESG initiatives, to lead our Company into the future.
•The CPCC oversees risks that impact our employees, including training, development, benefits, employee health and wellness, and diversity, inclusion, and belonging. The CPCC has been integral in allowing the Company to quickly adapt to the ever-evolving challenges presented by the pandemic, including overseeing our efforts to offer employees flexible work models, new wellness and mental health resources and to ensure our frontline employees feel supported with the safest possible work environments, all of which have allowed our employees to focus on serving the needs of our customers.
To learn more about our ESG initiatives, please refer to our most recent corporate social responsibility report and other information available on our website at nordstrom.com/browse/nordstrom-cares.
Director Independence
A Director is considered independent when our Board affirmatively determines the Director has no material relationship with the Company, other than as a Director. Our Board makes this determination in accordance with the standards set forth in our Corporate Governance Guidelines, which are consistent with the listing standards of the NYSE and SEC rules. In making this determination, the Board considers existing relationships between the Company and the Director, whether directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has affirmatively determined that each of the Director nominees, except Erik Nordstrom and Peter Nordstrom, is independent within the meaning of the listing standards of the NYSE, SEC rules and the Company’s Corporate Governance Guidelines.
Chairman of the Board and Presiding Director
The Company has a Chairman of the Board who is also an independent Director and who serves as the Presiding Director within the meaning of the listing standards of the NYSE. Currently, Brad D. Smith serves as the Company’s Chairman. Brad D. Smith is not seeking re-election and will be retiring from the Board at the end of his current term in May 2022, at which point the Board will appoint a new Chairman.
The Chairman is appointed annually by the Board. As described in the Company’s Bylaws, Corporate Governance Guidelines and the charter of the CGNC, the Chairman:
•presides at meetings of the Board;
•assists in establishing the agenda for each Board and Board Committee meeting;
•serves as the Presiding Director to lead executive sessions at each meeting of the Board in which only independent Directors participate;
•calls special meetings of the Board and/or the shareholders;
•provides input and support to the Chair of the CGNC on nominees to fill vacant Board seats and the selection of Committee Chairs and membership on Board Committees;
•advises the CEO and other members of the executive team on such matters as strategic direction, corporate governance and overall risk assessment; and
•performs such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.
Director Elections
The Company’s Bylaws provide that, in an uncontested election, a Director nominee will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. An incumbent Director nominee who fails to receive the requisite votes for election will continue to serve as a Director until the earlier of: (i) 90 days from the date on which the voting results of the election are determined; or (ii) the date on which an individual is selected by the Board to fill the position held by such Director. In any election which is a contested election (meaning that the number of Director nominees exceeds the number of Directors to be elected), the standard for election of Directors is a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting.
Management Succession Planning
The Board and management believe that one of their primary responsibilities is to ensure the Company has the appropriate leadership to effectively deliver upon its business commitments. The Company’s management is actively engaged and involved in leadership development, having regular discussions of the leadership capabilities of the organization and the attraction, development and retention of critical talent to promote future success. In addition to the Company’s regular review of leadership capabilities, the Board annually conducts a detailed review of the talent strategies for the entire organization and reviews succession plans for senior leadership positions, including that of the CEO. The Board reviews high-potential employees, evaluates plans to develop their management and

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leadership capabilities and sanctions the strategies used to deploy these individuals most effectively. In addition to the annual review, succession is regularly discussed in executive sessions of the Board and in Board Committee meetings, as applicable. Directors become familiar with potential successors for key leadership positions through various means, including the comprehensive annual talent and succession review, Board meeting presentations and less formal interactions throughout the course of the year.
Our entire Board is responsible for implementing succession procedures for the CEO. We believe the Board, led by our Chairman, should collaborate with the CEO on the critical aspects of the succession planning process, including establishing selection criteria, identifying and evaluating candidates and making management succession decisions. The Board has procedures in place to respond to an unexpected vacancy in the CEO position, including a detailed review of the succession plan annually by the Board. It is the Board’s practice to be prepared for a planned or unplanned change in leadership in order to ensure the stability of the Company.
Board Committees and Charters
The Board has four standing Committees: Audit and Finance (“AFC”); Compensation, People and Culture (“CPCC”); Corporate Governance and Nominating (“CGNC”); and Technology (“TC”). Each Committee has a Board-approved charter which is reviewed annually by the respective Committee. Recommended changes to the charter, if any, are submitted to the CGNC and the Board for approval. The Board makes Committee and Committee Chair assignments annually at the Board meeting held in tandem with the Annual Meeting, although further changes to Committee assignments may be made from time to time as deemed appropriate by the Board. The Board has determined that the Chairs and all Committee members are independent under the applicable NYSE rules. Committee charters and current Committee membership are posted on our Investor Relations Website.
In addition to the responsibilities described below and on the following pages, the Board and its Committees also have oversight over ESG issues. For additional information on how risk oversight over ESG issues is allocated between the Board and its Committees, please see Board Oversight of ESG Issues beginning on page 11.

Audit and Finance Committee
As more fully described in its charter, the primary responsibilities of the AFC are to assist the Board in fulfilling its oversight responsibility by:
•reviewing the Company’s financial statements and ensuring the integrity of those statements;
•evaluating the accounting, auditing and financial reporting processes of the Company;
•managing business and financial risk and the internal controls environment;
•assessing the Company’s compliance with legal and regulatory requirements and ethics programs as established by management and the Board, in conjunction with any recommendations by the CGNC with respect to corporate governance standards; and
•reviewing the reports resulting from the performance of audits by the independent auditor and the internal audit team.
In addition, the AFC provides financial oversight by:
•evaluating the qualifications, independence and performance of the Company’s independent auditors;
•assessing performance of the Company’s internal audit team;
•advising on the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;
•reviewing the Company’s tax strategies and the implications of actual or proposed tax law changes;
•overseeing the Company’s dividend payment and share repurchase strategies, banking relationships, borrowing facilities and cash management; and
•monitoring the Company’s compliance with covenants under its outstanding indebtedness and borrowing facilities.

The Audit and Finance Committee provides financial oversight of the Company's management, internal audit function and independent auditors.
The AFC regularly reviews cybersecurity matters, enterprise risk management, compliance with laws and regulations, and audit results for corporate social responsibility metrics. The AFC also meets privately and separately with the independent registered public accounting firm, the CFO and the Vice President, Internal Audit.
In addition to meeting the independence requirement for audit committee members, the Board has determined that each current member of the AFC also meets the financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE. While the members of the AFC are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting, the Board has determined that all AFC members qualify as “audit committee financial experts” under the regulations of the SEC.

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CORPORATE GOVERNANCE
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Compensation, People and Culture Committee
As more fully described in its charter, the primary responsibilities of the CPCC are to assist the Board in fulfilling its oversight responsibility by:
•developing the overall compensation philosophy for the Company’s Executive Officers in light of the Company’s goals and objectives. The Executive Officers are referenced on pages 30 and 31 and include the NEOs shown in the CD&A on page 32 and other business unit presidents and Company executives with responsibility for major organizational functions who report to the CEO or other senior executives;
•selecting performance measures aligned with the Company’s business strategy;
•administering the Company’s cash and equity-based compensation plans for executives;
•performing the annual review of the overall performance of the CEO and President and Chief Brand Officer;

Our Compensation, People and Culture Committee oversees our strategies and goals relating to the development of our employees throughout the organization.

•administering benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Officers and other eligible employees;
•assessing risk relating to compensation; and
•overseeing key talent initiatives such as diversity, inclusion and belonging.
The CPCC has the sole authority to retain such consultants and advisors as it may deem appropriate and to approve related fees and other retention terms. The CPCC has retained Semler Brossy, an independent compensation consulting firm, to advise the CPCC on executive compensation and benefit matters. Semler Brossy provides services only as directed by the CPCC. During fiscal year 2021, Semler Brossy’s services included a review of executive and Director pay programs, a review of the compensation peer group, and other pay-related matters specific to the CPCC’s charter. With respect to Director pay, Semler Brossy provides its services to the CGNC. The CPCC has determined that Semler Brossy is independent under the rules of the NYSE and that its work for the CPCC does not raise any conflict of interest.
A consultant from Semler Brossy attends CPCC meetings and supports the CPCC by providing independent expertise on market practices and trends in executive compensation within the general industry and the peer group defined for such purposes. Additionally, the consultant provides advice regarding the composition of the Company’s peer group and analysis of peer group practices for base salary, performance-based bonus, LTIs and other compensation elements, and advice on management’s proposed levels of executive compensation. Semler Brossy also advises the CPCC on compensation program design, including incentive structure, stock ownership guidelines, regulatory requirements related to executive compensation, plans submitted to shareholders for approval, governance responsibilities, and such other matters as assigned by the CPCC from time to time as necessary to carry out its responsibilities under its charter.

Corporate Governance and Nominating Committee
As more fully described in its charter, the primary responsibilities of the CGNC are to assist the Board in fulfilling its oversight responsibility by:
•evaluating potential nominees for election to the Board and determining the composition of Board Committees;

Our Corporate Governance and Nominating Committee regularly reviews best practices to ensure the proper functioning of the Board and its Committees.

•evaluating possible conflicts of interest of Board members and the Company’s Executive Officers;
•approving the Company’s Corporate Governance Guidelines;
•establishing the corporate governance standards contained in the Company’s Codes of Business Conduct and Ethics;
•advising on policies and practices of the Company in the area of corporate governance;
•evaluating and recommending to the Board the form and amount of Director compensation;
•performing the annual performance evaluation of the Board, the Directors and each Committee of the Board; and
•overseeing succession procedures to be followed in the case of an emergency or the retirement of the CEO.

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CORPORATE GOVERNANCE
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Technology Committee
As more fully described in its charter, the primary responsibilities of the TC are to assist the Board in fulfilling its oversight responsibility by:

Our Technology Committee meets quarterly to oversee risks related to cybersecurity, technology, and data governance.
•advising on the Company’s technology strategy;
•overseeing the Company’s technology acquisition and development process to ensure ongoing business growth;
•evaluating the Company’s data management and automation processes and measurement and tracking systems;
•reviewing the Company’s technology risk management, including but not limited to the Company’s policies and safeguards for information technology, cybersecurity, data security and privacy, as well as risks and incidents with respect to information technology and data security; and
•overseeing material technology investments.
With the oversight of the TC:
•the Company’s information security program has been assessed by a third-party advisor three of the last four years to evaluate team maturity and to evaluate any improvements or opportunities; and
•the Company delivers information security and privacy awareness training annually, with additional technical security training provided to engineers, and also performs quarterly phishing exercises and security awareness campaigns.
The TC also regularly reviews any information technology and data security incidents as a standing agenda item each time the TC meets.
Board Meetings and Attendance
The Board held six formal meetings during fiscal year 2021, one of which was devoted principally to Company strategy. During the past fiscal year, the AFC held nine formal meetings, the CPCC held four formal meetings, the CGNC held six formal meetings, and the TC held four formal meetings. Each Director attended at least 75% of the aggregate of all formal meetings of the Board and the Committees on which they served during the year, and overall attendance at formal meetings, on a combined basis, was 97%. Independent members of the Board met at each formal meeting of the Board in executive session without management present. Directors are expected to attend the Annual Meeting of Shareholders, if practicable. All Directors attended the 2021 Annual Meeting of Shareholders.

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Director Compensation and Stock Ownership Guidelines
The Company’s pay-for-performance philosophy for Director compensation reflects the Board’s belief that payment of a majority of the Director fees in the form of Common Stock aligns the interests of Directors with the interests of the Company’s shareholders and enhances Director compensation when the Company performs well. The Board believes the Director fees paid by the Company should be competitive with other companies having similar characteristics. Employee Directors of the Company are not paid any fees for serving as members of the Board. Non-employee Director compensation is discussed below and on the following page.

Annual Compensation Elements for 2021	Amount ($)*
Director Retainer	85,000
AFC Chair Retainer	30,000
CPCC Chair Retainer	20,000
CGNC Chair Retainer	15,000
TC Chair Retainer	15,000
Director Equity Grant of Common Stock having a grant date value of	150,000
Chairman of the Board Equity Grant of Common Stock having a grant date value of	200,000
* Directors may elect to take some or all of their cash retainer fees in Common Stock.

Our Directors are required to hold stock having a value of at least $450,000, in excess of 5x the annual Board retainer, by their fifth anniversary of joining the Board.

Under the Director Stock Ownership Guidelines, Directors are currently required to own Common Stock having a value of at least $450,000, in excess of five times the annual Director cash retainer, by their fifth anniversary of joining the Board. As of the Record Date, each nominee for election at the Annual Meeting had either satisfied this obligation or had time remaining to do so. Under the Company’s policy, a Director is deemed to be in compliance with the Stock Ownership Guidelines once their holdings of Common Stock meet or exceed the threshold, and will remain in compliance, notwithstanding any decline in the value of Common Stock, unless and until the Director sells shares.

Changes for 2022
No changes were made to Director Compensation for fiscal year 2022.

Director Summary Compensation Table
During the fiscal year ended January 29, 2022, non-employee Directors of the Company received the following compensation for their services:

Name	Fees Earned or Paid in Cash ($)(a)(b)	Stock Awards ($)(b)(c)	All Other Compensation ($)(d)	Total ($)
Shellye L. Archambeau	100,000	149,994	2,049	252,043
Stacy Brown-Philpot	100,000	149,994	8,545	258,539
Tanya L. Domier*	—	—	18,175	18,175
James L. Donald	85,000	149,994	9,924	244,918
Kirsten A. Green	85,000	149,994	581	235,575
Glenda G. McNeal	85,000	149,994	27,052	262,046
Brad D. Smith	85,000	349,997	6,110	441,107
Bradley D. Tilden	115,000	149,994	4,934	269,928
Mark J. Tritton	105,000	149,994	12,282	267,276
* Tanya Domier retired from the Board at the end of her term in May 2021 and did not receive director fees during the fiscal year ended January 29, 2022.
(a) Fees Earned or Paid in Cash
The amounts reported reflect the cash fees paid to each non-employee Director, whether or not such fees were deferred. Shellye Archambeau received $15,000 in cash for service as Chair of the CGNC. Stacy Brown-Philpot received $15,000 in cash for service as Chair of the TC. Bradley Tilden received $30,000 in cash for service as Chair of the AFC. Mark Tritton received $20,000 in cash for service as Chair of the CPCC.

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(b) Deferred Compensation Program
Non-employee Directors may elect to defer all or a part of their cash retainers and stock awards under the DDCP. Directors are required to make advance elections to defer the receipt of fees or stock awards, and all deferral elections generally are irrevocable. Directors are also required to make advance elections about the form and timing of distribution of their deferred cash fees or stock awards.
In 2021, cash deferrals could be directed among 9 deemed investment alternatives and gains and losses for cash deferrals were posted to the Director’s account daily based on their investment elections. In addition, plan participants were offered a fixed rate option of 4.31% in 2021, which was not subsidized by the Company, but rather was a rate based on guaranteed contractual returns from a third-party insurance company provider. Deferred stock awards are credited to the Director’s account as units. Each unit in the DDCP is equal in value to the price of one share of Common Stock. Each deferred unit is credited with dividends, in the form of additional units, to the same extent as a share of Common Stock.
During the fiscal year which ended January 29, 2022, Ms. Brown-Philpot deferred 100% of her stock award into the DDCP.
(c) Stock Awards
The amounts reported reflect the grant date fair value associated with each Director’s stock awards. Fractional shares are not awarded or paid in cash. In recognition of the significant time and attention in performing the duties required of the position, our Chairman of the Board is annually awarded, on the first open trading day following the Annual Meeting, an additional stock award having a grant date fair value of $200,000.
(d) All Other Compensation
All Directors, their spouses and eligible children may participate in the Company’s employee merchandise discount program. The program provides a discount of 33% for purchases at Nordstrom stores, Nordstrom.com, Trunk Club and TrunkClub.com and 20% for purchases at Nordstrom Rack stores, NordstromRack.com and our restaurants. A 40% discount is available at certain times of the year on specific merchandise. The merchandise discount provided to the Directors is the same as for all other eligible management and high-performing non-management employees. During the fiscal year ended January 29, 2022, All Other Compensation consisted only of merchandise discounts for all Directors.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended January 29, 2022, no member of the CPCC was an employee or officer of the Company or any of its subsidiaries, was formerly a Company officer, or had any relationship otherwise requiring disclosure.
Codes of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our CEO, CFO, CAO and persons performing similar functions. We have also adopted a Directors’ Code of Business Conduct and Ethics that applies to all of our Directors. Copies of each of these Codes are posted on our Investor Relations Website. A grant of a waiver from a provision of the codes requiring disclosure under applicable SEC rules, if any, will be disclosed on our Investor Relations Website.
Hedging and Pledging Policies
Our policies prohibit Directors and Executive Officers from engaging in hedging or short sale transactions with respect to the Company’s Common Stock. We also have a policy with respect to pledging of Common Stock, which subjects Directors and Executive Officers to a pre-clearance requirement and restrictions, including that pledged shares may not be counted toward the Company’s stock ownership guidelines. Employees who are not Executive Officers or certain other key insiders are not covered by these policies. Our Executive Officers, in the aggregate, have less than 0.5% of the Company’s outstanding shares pledged to third parties.
Shareholder Engagement
Nordstrom recognizes the value of, and is committed to engaging with, our shareholders, as our relationship with the investment community is an important part of our success. Our engagement efforts allow us to better understand our shareholders’ priorities and provide us with critical input about the issues that matter most to them. These conversations provide invaluable insight into our shareholders’ perspectives, and the Board and its Committees take into account shareholder views and ideas, among other considerations, when making decisions relating to the Company’s business and long-term strategy.
In February of 2021, the Company hosted an Investor Event featuring members of management, the Chairman of the Board, and select supplier partners. At the Investor Event, the Company discussed its long-term strategy and financial outlook and also took questions from the investment community.
In addition, we conduct outreach throughout the year to ensure we understand and are aware of the issues of importance to our shareholders and are able to address them appropriately. Throughout this past year, the Company interacted with the investment community and provided access to select members of management through its participation in a series of investor conferences, meetings hosted by sell-side investment analysts, and management-hosted store tours.
We plan to continue increasing engagement and outreach with the investment community as we seek to further enhance our understanding of shareholder priorities.

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Website Access to Corporate Governance Documents
The charters for each of the standing Committees of the Board, the Company’s Corporate Governance Guidelines, the Employee Code of Business Conduct and Ethics, and the Director Code of Business Conduct and Ethics, as well as all Company filings made with the SEC, may be accessed on our Investor Relations Website.
ESG ISSUES
Corporate Social Responsibility
We believe the impact we have on our employees, customers and communities extends well beyond our operations. When we think about the value we offer to the world, we know it's critical to protect the environment, give back to the communities we serve, create safe and fair workplaces for the people who make our products, and provide our employees with a great place to work.
In 2020, we updated our Corporate Social Responsibility strategy with a new set of five-year goals focused on environmental sustainability, human rights and corporate philanthropy. Within these three categories, we've identified specific impact areas and set measurable goals that are integrated into the work of teams across our business. These goals guide us as we work to address areas where our company and industry have the most impact and create positive change.

We believe the impact we have on our employees, customers and communities extends well beyond our operations.
Taking Care of the Planet
We are committed to improving the sustainability of our operations and product value chains. To that end, we aim to set science-based targets to reduce our contribution to global climate change and are working to minimize plastic and packaging waste in our supply chain, while improving the circularity of our products.
As we work toward our 2025 Corporate Social Responsibility Goals, we continue to invest in partnerships and new initiatives that invite our customers, our industry peers and our employees to join in our efforts.
•BEAUTYCYCLE: In 2021, we expanded BEAUTYCYCLE, our in-store beauty take-back and recycling program, to our Canadian stores. This program allows us to accept all brands of beauty packaging waste materials that typically can't be placed in curbside recycling bins. Through the BEAUTYCYCLE program, we aim to take back 100 tons of beauty packaging by 2025.
•Sustainable Style: Our customers have told us how much they value sustainable products, and we recognize their associated benefit to the environment. First introduced in 2019, our Sustainable Style category makes it easy for customers to find consciously manufactured products that align with their values. In 2021, approximately 1% of our total assortment was comprised of products that qualify for our Sustainable Style category. Our goal is to bring that number to 15% by 2025.
Respecting Human Rights
We have rigorous standards in place to protect human rights throughout our value chain and seek to partner with suppliers that share our commitment to producing quality products through ethical business practices. Every supplier we work with must adhere to our Partner Code of Conduct, which outlines the requirements we have for suppliers around worker, animal, and environmental rights, and requires our suppliers to adhere to local and international standards. In addition, we regularly retain third parties to conduct audits of our Nordstrom Made factories to confirm they meet our ethical standards, including our zero-tolerance policy regarding the use of slave, bonded, or forced labor, child labor, physical and sexual harassment and abuse, bribery, home workers, critical health and safety violations, and egregious violations of freedom of association.
In 2021, we hit an important milestone on our journey to invest in women’s empowerment throughout our value chain: nearly 45% of Nordstrom Made products were produced in factories that offer women’s empowerment training, bringing us closer to our goal of producing 90% of Nordstrom Made products in factories that invest in women's empowerment by 2025.
Investing in Our Communities
One of our central values in corporate philanthropy is providing basic needs for youth and families in the communities where we're located. In 2021, we donated nearly $11 million to over 320 organizations located in many of the communities where we operate. We provided grants to over 250 local and regional nonprofits through our community grants program and made corporate donations to over 60 nonprofit organizations. In addition, our employees gave donations and volunteered their time to over 2,700 qualifying nonprofits and other organizations, many of which were supported with Company matching. Together with our customers and our employees, we used our platform to drive more than $14 million in nonprofit donations across the U.S. and Canada.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE ISSUES
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Diversity, Inclusion, and Belonging
We believe that creating an outstanding customer experience begins with creating an environment that celebrates and supports all employees. As we strive to attract and retain the best talent in the industry, we are committed to cultivating a workplace culture in which each of our employees is supported and feels confident bringing their full self to work.
Our Diversity, Inclusion and Belonging Goals focus on four pillars:
•Talent — increasing demographic diversity among our employees
•Culture — cultivating a greater sense of belonging throughout our organization
•Marketplace — consistently serving our customers through a lens of anti-racism and equity
•Leadership — setting consistent, future-oriented expectations for our leaders
We monitor and track progress against our strategy. Leading this work and driving accountability is our Diversity, Inclusion and Belonging Action Council, co-chaired by Erik Nordstrom, Chief Executive Officer, Peter Nordstrom, President and Chief Brand Officer, and Farrell Redwine, Chief Human Resources Officer. The Council brings together a diverse mix of leaders from across our Company and an independent Director from our Board to monitor, assess and measure outcomes on Company-wide programs that drive our strategy forward.
Our Talent
Historically, representation in our stores has been rich with ethnic and gender diversity, however this has not always been the case for our corporate population. To learn more about statistics relating to the diversity of our leadership and employees, please refer to our most recent corporate social responsibility report and other information available on our website at nordstrom.com/browse/nordstrom-cares. The contents of our corporate social responsibility report are not incorporated by reference into this Proxy Statement.
We are working to increase demographic diversity in all corporate and leadership positions to better reflect the North American population. By the end of 2025, we have committed to increasing representation of Black and Latinx populations in people-manager roles by at least 50%. We’ve also begun leveraging our internship program and other initiatives to help us reach qualified candidates early in their careers, with the goal of increasing the number of participants from underrepresented backgrounds to 50%. In addition, we have updated the training resources we offer for all customer-facing roles to ensure they include anti-racism and anti-bias content.
Our Culture
We recognize the need for employees to not just feel included, but to feel they truly belong. One way we've sought to nurture a sense of belonging is with our ERGs. These are employee-led, Nordstrom-sponsored groups that represent a variety of seen and unseen identities that exist across our organization. In 2021, the eight ERGs listed below served and were led by our employees.
•AsPIRE (Asian Pacific-Islander Resources for Employees)
•Black Employee Network
•¡Hola! (Latinx)
•NordstromPLUS (LGBTQIA+)
•Nordstrom Veterans Group
•Parents@Nordstrom
•Thrive (Diverse Ability)
•Women in Nordstrom

We are committed to making a positive difference in the world, and that starts with creating an outstanding workplace experience for our employees.
Formed to offer community, connection and shared experience to their members, ERG participation is driven by our employees’ passion and dedication. While membership was initially concentrated among corporate employees in the Seattle area, in 2021, ERG membership was made easily accessible to thousands of employees across the U.S. and Canada.

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Marketplace
As a leader in our industry, we have a responsibility to welcome a broader base of customers to our stores and find creative ways to serve them on their terms. We've committed to delivering $500 million in retail sales from brands owned, operated or designed by Black and Latinx individuals by 2025. In doing so, our intent isn’t simply to provide a more diverse product offering to a wider swath of consumers, but to consciously collaborate with and support emerging brands, finding creative ways to highlight their products in pop-up shops and providing increased digital presence.
In 2021, we signed the 15 Percent Pledge, underscoring our commitment to growing our purchases from businesses owned or founded by Black individuals by 10 times by the end of 2030, and added over 140 new Black- and Latinx- owned, operated, and designed brands to our assortment. Customers can easily discover and shop these brands on Nordstrom.com through our Black-founded, Latinx-founded and Inclusive Beauty categories.
Leadership
Our leaders play an essential part in bringing an inclusive culture to life, and we strive to build diversity, inclusion, and belonging competencies into our leadership expectations. We evaluate our leaders on their performance in this area through our Inclusion and Belonging Index, as measured by our Voice of the Employee Survey. In addition, our open door policy encourages continuous feedback from our leaders’ teams and coworkers. As we continue our work in this area, we will also provide training, tools and resources to help employees have inclusive conversations and lead through complex issues.

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PROPOSAL 1:	ELECTION OF DIRECTORS
The Board recommends a vote FOR each Director nominee.
Nine nominees, recommended by the Board, will be elected at the Annual Meeting, each to hold office until the 2023 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. Brad Smith and Shellye Archambeau are not seeking re-election and will be retiring from the Board at the end of their respective terms in May 2022. All of the nominees listed in this Proposal 1 are currently Directors of the Company.

Director Qualifications, Experience, and Nominating Process
The CGNC is responsible for identifying and recommending to the Board the nominees to stand for election as Directors at each Annual Meeting of Shareholders or, if applicable, at a special meeting of shareholders.
In nominating Director candidates, the CGNC considers such factors as it deems appropriate, including whether there are any evolving needs of the Board with respect to a particular field, skill or experience, with the goal of assisting the Board in providing oversight of and strategic advice to Company management. These factors may include judgment, skill, experience with businesses and other organizations, the candidate’s experience and skill set relative to those of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board. In particular, the Board considers the following important in evaluating candidates for Directors:

DESIRED SKILL	NORDSTROM BUSINESS CHARACTERISTICS	WHAT THE SKILL REPRESENTS

Retail Industry	We are a leading fashion retailer devoted to helping customers feel good and look their best.	Large national-scale retail company experience.
Marketing & Customer Experience	As customer expectations change, we must evolve our core value of providing excellent customer service to meet customers on their terms.	Expertise in customer service and background in marketing leadership.
Online Scale & Growth	Over the past several years, we have made investments to transform into a digital-first business to meet shifting customer expectations.	Experience leveraging online platforms to grow and scale business.
Risk & Crisis Management	With a large workforce and operations across the United States and Canada, we are subjected to frequent emerging risks and crises. We are committed to accurate and disciplined management of those risks and crises, legal and regulatory compliance, and accurate disclosure.	Experience helping organizations navigate fast-paced and dynamic situations involving emerging risks and crises.
Business Transformation	In our effort to give customers the most relevant products, we are changing the way we’ve historically thought about our business model – developing and entering into novel arrangements with brands around the world to give our customers more choices than ever before.	Expertise in overseeing the transformation of business in a dynamic, ever-changing industry.
CEO Experience	With more than 350 retail locations across the United States and in Canada, as well as multiple supply chain facilities and a robust digital presence, we are a large and complex organization.	Experience as a Chief Executive Officer.
Financial Expertise	We are a large public company requiring complex financial forecasts, reporting and other business considerations.	Ability to understand financial data and use that data to make decisions around business strategy.
Technology Expertise	We are continually investing in technology to enhance the customer experience.	Demonstrated leadership and expertise relating to digital platforms, information technology, data security, and/or data analytics.

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In addition to these factors, the Committee also considers a Director candidate’s diversity of background during the evaluation and selection process of nominees. In this context, diversity is broadly construed to mean varied skills, backgrounds and experiences, which include gender and ethnicity, as well as other differentiating characteristics, all in the context of the requirements and needs of the Board at that point in time. The Committee does not have a formal policy regarding how diversity of background should be applied in identifying or evaluating Director candidates, and, depending on the current needs of the Board, the Committee may weigh certain factors more or less heavily.
The Committee will consider the qualifications of Director candidates recommended by shareholders, and evaluate each of them using the same criteria the Committee uses for incumbent candidates. Shareholders who wish to submit nominees for election as Directors should follow the procedures described on page 64. No Director candidates were recommended by our shareholders for election at the Annual Meeting.
Collectively, our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of complex corporations. As a group, they also bring extensive Board experience and a diversity of perspectives on the challenges facing the Company and the retail industry at this time.
The chart below outlines some of the qualifications each Director candidate brings to the Board. However, the lack of a mark in any specific box does not mean that the candidate does not possess that qualification. Instead, the skills and qualifications noted below are those reviewed by the CGNC and the Board in making nomination decisions and as part of the Board succession planning process. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide strategic advice and effective oversight to Company management.

Nominee Characteristics

Director Nominees
	Stacy Brown-Philpot	James L. Donald	Kirsten A. Green	Glenda G. McNeal	Erik B. Nordstrom	Peter E. Nordstrom	Amie Thuener O'Toole	Bradley D. Tilden	Mark J. Tritton	Totals
Retail Industry		●	●	●	●	●			●	6/9
Marketing & Customer Experience	●	●	●	●	●	●		●	●	8/9
Online Scale & Growth	●	●	●		●	●	●	●	●	8/9
Risk & Crisis Management		●			●	●	●	●	●	6/9
Business Transformation	●	●		●	●	●	●	●	●	8/9
CEO Experience	●	●			●			●	●	5/9
Financial Expertise	●	●	●	●	●		●	●	●	8/9
Technology Expertise	●		●		●				●	4/9
Gender	Female	Male	Female	Female	Male	Male	Female	Male	Male	4/9 Female
Racially/Ethnically Diverse	Black	White	White	Black	White	White	White	White	White	2/9 Diverse

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Our Director Nominees
Information related to the Director nominees is set forth below and on the following pages, including age, and the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company.

Stacy Brown-Philpot

Skills and Qualifications

Ms. Brown-Philpot brings to the Board innovation, operational and entrepreneurial experience, digital, branding and marketing expertise, as well as financial and accounting skills. She provides unique insights to elevate the consumer experience in a global digital economy as well as needed insights into the attraction and retention of technology talent, with a particular emphasis on technology talent from underrepresented communities. Her service on the board of HP, Inc. provides her with experience in corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

Independent Director Joined the Board: 2017
Age 46
Career Highlights

•2016 to 2020: Chief Executive Officer of TaskRabbit, Inc., a digital home services labor platform company
•2013 to 2016: Chief Operating Officer of TaskRabbit, Inc.
•2012: Entrepreneur-in-Residence at Google Ventures, the venture capital investment arm of Alphabet, Inc.
•Prior to 2012: various directorial positions at Google, including two years as the company’s Senior Director of Global Consumer Operations; Senior Analyst at Goldman Sachs; Senior Associate at PricewaterhouseCoopers

Nordstrom Board Committee Memberships
AFC
TC (Chair)
Other Current Public Boards
HP, Inc.

James L. Donald

Skills and Qualifications

Mr. Donald brings to the board 45 years of experience in leadership roles at consumer-facing businesses ranging from hospitality to retail. Mr. Donald has a wealth of knowledge and expertise in navigating the fast-paced and dynamic environment facing the Company today.

Independent Director Joined the Board: 2020
Age 68
Career Highlights

•2019 to present: Co-Chairman of the Board for Albertsons Companies, one of the largest food and drug retailers in the United States
•2019: Chief Executive Officer of Albertsons
•2018: President and Chief Operating Officer of Albertsons
•2013 to 2015: Chief Executive Officer of Extended Stay America, Inc., one of the largest integrated hotel owner/operators in the United States.
•Prior to 2013: Chief Executive Officer of Haggen, Inc.; Chief Executive Officer of Starbucks Corporation

Nordstrom Board Committee Memberships
AFC
TC
Other Current Public Boards
Albertsons Companies, Inc.

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Kirsten A. Green

Skills and Qualifications

Ms. Green brings to the Board extensive experience in consumer and commerce-focused businesses and provides unique insights with respect to the challenges and opportunities of today’s rapidly evolving digital commerce landscape. Ms. Green has deep domain expertise and an understanding of consumer behaviors, brand building and products.

Independent Director Joined the Board: 2019
Age 50
Career Highlights

•2010 to present: Founder and Managing Partner of Forerunner Ventures, a venture capital firm. In her role with Forerunner Ventures, Ms. Green has served on the boards of directors of numerous private companies since 2013
•Prior to 2010: Equity Research Analyst at Banc of America Securities; Senior Associate at Deloitte & Touche LLP

Nordstrom Board Committee Memberships
AFC
TC
Other Current Public Boards
Hims and Hers Health, Inc. Northern Star Investment Corp. II

Glenda G. McNeal

Skills and Qualifications

Ms. McNeal brings to the Board extensive experience in business development, innovation and customer relationship management, as well as financial, accounting and senior leadership skills. Ms. McNeal provides unique insights on strategic planning, risk oversight and operational matters. Ms. McNeal’s service on public company boards provides her with experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, and assessing risk and overseeing management.

Independent Director Joined the Board: 2019
Age 61
Career Highlights

•2017 to present: President Enterprise Strategic Partnerships of American Express, a globally integrated payments company
•2011 to 2017: Executive Vice President and General Manager of the Global Client Group of American Express
•1989 to 2011: positions of increasing responsibility at American Express
•Prior to 1989: Arthur Andersen, LLP; the investment banking firm of Salomon Brothers, Inc.

Nordstrom Board Committee Memberships
CPCC	Other Current Public Boards
CGNC	RLJ Lodging Trust

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Erik B. Nordstrom

Skills and Qualifications

Mr. Nordstrom’s increasing responsibility with the Company over more than 40 years, including executive roles related to digital and store operations, give him a customer-centric perspective in retailing and supporting the business of the Company.

Director Joined the Board: 2006
Age 58
Career Highlights

•2020 to present: Chief Executive Officer of Nordstrom, Inc.
•2015 to 2020: Co-President of Nordstrom, Inc.
•2014 to 2015: Executive Vice President and President, Nordstrom.com of Nordstrom, Inc.
•2006 to 2014: Executive Vice President and President, Stores of Nordstrom, Inc.
•2000 to 2006: Executive Vice President, Full-Line Stores of Nordstrom, Inc.
•2000: Executive Vice President and Northwest General Manager of Nordstrom, Inc.
•1995 to 2000: Co-President of Nordstrom, Inc.
•1979 to 1995: various other management and sales positions of increasing responsibility

Nordstrom Board Committee Memberships
None
Other Current Public Boards
None
Erik Nordstrom and Peter Nordstrom are brothers, great-grandsons of the Company’s founder and the second cousins of James Nordstrom, Jr., Chief Stores Officer for the Company.

Peter E. Nordstrom

Skills and Qualifications

Mr. Nordstrom’s increasing responsibility with the Company over more than 40 years, including executive roles related to merchandising and brand-building, give him a customer-centric perspective in retailing and supporting the business of the Company.

Director Joined the Board: 2006
Age 60
Career Highlights

•2020 to present: President and Chief Brand Officer of Nordstrom, Inc.
•2015 to 2020: Co-President of Nordstrom, Inc.
•2006 to 2015: Executive Vice President and President, Merchandising of Nordstrom, Inc.
•2000 to 2006: Executive Vice President, Full-Line Stores of Nordstrom, Inc.
•2000: Executive Vice President and Director of Full-Line Store Merchandise Strategy of Nordstrom, Inc.
•1995 to 2000: Co-President of Nordstrom, Inc.
•1978 to 1995: various other management and sales positions of increasing responsibility

Nordstrom Board Committee Memberships
None

Other Current Public Boards
None
Erik Nordstrom and Peter Nordstrom are brothers, great-grandsons of the Company’s founder and the second cousins of James Nordstrom, Jr., Chief Stores Officer for the Company.

25	2022 Proxy Statement	NORDSTROM, INC.

PROPOSAL 1 ELECTION OF DIRECTORS
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Amie Thuener O'Toole

Skills and Qualifications

Ms. Thuener O’Toole brings to the Board more than 25 years of finance and accounting experience. Her experience in a variety of senior leadership roles at some of the world’s most innovative companies brings valuable perspectives in finance and accounting matters, including financial planning and reporting, risk assessment, incentive compensation plans and finance advice and support for all mergers and acquisitions activities. She brings to the Board a wealth of knowledge and expertise regarding strategic finance in the context of a rapidly growing and quickly-changing business.

Independent Director Joined the Board: 2022
Age 47
Career Highlights

•2018 to present: Vice President and Chief Accounting Officer of Alphabet Inc., one of the world’s leading technology conglomerate holding companies
•2013 to 2018: Vice President and Chief Accountant of Alphabet Inc.
•1996 to 2012: Managing Director, Transaction Services of PricewaterhouseCoopers

Nordstrom Board Committee Memberships
None

Other Current Public Boards
None

Bradley D. Tilden

Skills and Qualifications

Mr. Tilden brings to the Board executive, operational, strategic planning and financial experience, as well as insights with respect to customer rewards programs in the consumer services industry. Mr. Tilden’s public company board service provides him with experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

Independent Director Joined the Board: 2016
Age 61
Career Highlights

•2021 to present: Chairman of Alaska Air Group, Inc., an airline holding company comprised of Alaska Airlines, Inc., and Horizon Air, Inc.
•2014 to 2021: Chairman and Chief Executive Officer of Alaska Air Group, Inc.
•2012 to 2014: President and Chief Executive Officer of Alaska Air Group, Inc.
•2002 to 2008: Executive Vice President of Finance and Planning of Alaska Air Group, Inc.
•2000 to 2008: Chief Financial Officer of Alaska Air Group, Inc.
•Prior to 2000: Vice President of Finance at Alaska Air Group, Inc.; PricewaterhouseCoopers

Nordstrom Board Committee Memberships
AFC (Chair)

Other Current Public Boards
Alaska Air Group, Inc.

2022 Proxy Statement	26

PROPOSAL 1 ELECTION OF DIRECTORS
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Mark J. Tritton

Skills and Qualifications

Mr. Tritton brings to the Board over 30 years of experience in retail and apparel businesses, providing him deep insights into consumer behavior, brand building and operational matters which are key to the Company’s business. In addition, as the sitting CEO of a public company retailer, Mr. Tritton has unique insights into the challenges facing our Company and our industry.

Independent Director Joined the Board: 2020
Age 58
Career Highlights

•2019 to present: President and Chief Executive Officer of Bed Bath & Beyond Inc., an omnichannel retailer selling a wide assortment of domestic merchandise and home furnishings online and through several brand retail storefronts
•2016 to 2019: Executive Vice President and Chief Merchandising Officer of Target Corporation, an omnichannel retailer selling everyday essentials and fashionable, differentiated merchandise at discounted prices online and through several brand retail storefronts
•2009 to 2016: Executive Vice President and Division President of the Nordstrom Product Group of Nordstrom, Inc.

Nordstrom Board Committee Memberships
CPCC (Chair)
CGNC
Other Current Public Boards
Bed Bath & Beyond, Inc.

27	2022 Proxy Statement	NORDSTROM, INC.

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AUDIT AND FINANCE COMMITTEE REPORT
The AFC operates under a written charter adopted by the Board. The charter contains a detailed description of the scope of the AFC’s responsibilities and how they will be carried out. The AFC’s charter is available on our Investor Relations Website.
The AFC currently consists of four Directors, each of whom has been determined by the Board to meet the heightened independence requirements under SEC and NYSE Listed Company Rules. In addition, the Board has determined that each member of the AFC is an “audit committee financial expert” under SEC rules.
The AFC serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. As part of its responsibilities for oversight of the Company’s Enterprise Risk Management process, the AFC reviews and discusses Company policies and processes with respect to risk assessment and risk management, including discussions of individual risk areas. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte, the Company’s independent registered public accounting firm, reports to the AFC, and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America.
Deloitte and the Company’s internal auditors have full access to the AFC. The auditors meet with the AFC at each of the AFC’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters. The AFC has the sole authority to engage, evaluate and terminate the Company’s independent auditors. The AFC also pre-approves all auditing services, internal control-related services and permitted nonaudit services to be performed by the Company’s independent auditors, and periodically reviews whether to request proposals for the engagement of the independent audit firm. The AFC recommended to the Board that the audited consolidated financial statements for the fiscal year ended January 29, 2022 be included in the Company’s 2021 Annual Report for such fiscal year, based on the following actions by the Committee:
•review of the Company’s audited consolidated financial statements with management;
•review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;
•review of the Company’s Disclosure Committee practices and the certifications prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;
•review with management of the critical accounting estimates on which the financial statements are based, as well as its evaluation of alternative accounting treatments;
•receipt of management representations that the Company’s financial statements were prepared in accordance with GAAP;
•review, with management, the internal auditors and Deloitte, of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;
•review, with legal counsel and management, of contingent liabilities;
•receipt of the written disclosures and letter from Deloitte required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with AFCs Concerning Independence; and
•review, with Deloitte, of Deloitte’s independence, the audited consolidated financial statements, the matters required to be discussed by Auditing Standard No. 16 Communications with AFCs, as amended, and other matters, including Rule 2-07 of SEC Regulation S-X.

Audit and Finance Committee

Bradley D. Tilden, Chair	Stacy Brown-Philpot	James L. Donald	Kirsten A. Green

2022 Proxy Statement	28

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PROPOSAL 2:	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board recommends a vote FOR this proposal.
The AFC, consistent with NYSE and SEC rules, has appointed Deloitte to be the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023. Deloitte and its predecessors have served as the Company’s independent registered public accounting firm for over 50 years, including the fiscal year ended January 29, 2022. As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte’s appointment at this time. If the shareholders do not ratify the appointment of Deloitte, the Board will reconsider the appointment. A representative of Deloitte will attend the Annual Meeting to respond to questions and to make a statement if desired.

Audit Fees
The following table summarizes fees billed or expected to be billed to the Company by Deloitte in connection with services for the fiscal years ended January 29, 2022 and January 30, 2021.

	Fiscal Year Ended January 29, 2022		Fiscal Year Ended January 30, 2021
Type of Fee	($)	(%)	($)	(%)
Audit Fees(a)	3,411,000	86	3,332,000	86
Audit-Related Fees(b)	465,000	12	467,000	12
Other Fees(c)	68,000	2	68,000	2
TOTAL	3,944,000	100	3,867,000	100
(a) Audit Fees primarily relate to fees for services for: (i) auditing the consolidated financial statements of the Company; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs; and (iii) auditing the Company’s internal control over financial reporting. Substantially all of Deloitte’s work on these audits was performed by full-time, regular employees and partners of Deloitte and its affiliates.
(b) Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting, services related to the issuance of the Company’s securities and accounting research tool subscription fees. This amount does not reflect additional amounts of $364,500 for fiscal year ended January 29, 2022 and $364,000 for fiscal year ended January 30, 2021 which were reimbursed to the Company by its banking partner in connection with the System and Organization Controls report related to the Company’s credit card servicing activities.
(c) Other Fees for the fiscal year ended January 29, 2022 and January 30, 2021 related to human resources benchmarking services.

Pre-Approval Policy
Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended January 29, 2022 and January 30, 2021 were pre-approved in accordance with the policies and procedures adopted by the AFC. The pre-approval policy is periodically reviewed and updated. It describes the permitted audit, audit-related, tax and other services that Deloitte may perform.
Normally, pre-approval is provided at regularly scheduled AFC meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the AFC. The Chair is responsible for updating the AFC at the next regularly scheduled meeting of any services that were pre-approved between meetings.
The AFC approves proposed services, which incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.
The Committee also reviews on a regular basis:
•a listing of approved services since its last review;
•a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and
•a projection for the current fiscal year of estimated fees.
The policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period for certain positions.

29	2022 Proxy Statement	NORDSTROM, INC.

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EXECUTIVE OFFICERS
The Executive Officers of the Company are appointed annually by the Board following each year’s annual meeting and serve at the discretion of the Board. In addition to Erik Nordstrom and Peter Nordstrom, whose biographical information is provided under Election of Directors on page 25, the following are the other Executive Officers of the Company on the date of filing of this Proxy Statement.

Teri J. Bariquit
Employee since 1986
Age 56
Chief Merchandising Officer, since August 2019. From 2004 to 2019, Ms. Bariquit served as Vice President and then Executive Vice President, Nordstrom Merchandising Group, where she was responsible for Inventory, Planning, Solutions and Business Integration. In her prior role, she led inventory planning, merchandising strategy, brand programs and business transformation initiatives for both Nordstrom and Nordstrom Rack. Prior to 2004, she held various management roles in Merchandising, including Business Integration Director, Business Information & Technology Director and Inventory Audit Manager.

Anne L. Bramman
Employee since 2017
Age 54
Chief Financial Officer, since June 2017, when she joined the Company. From March 2015 to March 2017, Ms. Bramman served as Senior Vice President and Chief Financial Officer of Avery Dennison Corporation. She previously served as Chief Financial Officer of Carnival Cruise Line from December 2010 to March 2015. She was employed by L Brands in various finance leadership positions from July 2004 to December 2010, including Senior Vice President, Chief Financial Officer of Henri Bendel from 2008 to 2010.

Alexis DePree
Employee since 2020
Age 43
Chief Supply Chain Officer, since January 2020, when she joined the Company. Ms. DePree previously served as Vice President of Americas sort centers & planning at Amazon.com, Inc. from 2018 to 2020, and as Amazon’s Vice President of global supply chain operations from 2016 to 2018. From 2007 to 2016, she held executive positions with increasing responsibility at Target Corporation, prior to which she was employed at Dell Technologies Inc. in various leadership positions from 2001 to 2005.

Michael W. Maher
Employee since 2009
Age 48
Senior Vice President, Chief Accounting Officer, since January 2020. Mr. Maher previously served as Senior Vice President, Finance since May 2017. From October 2011 to April 2017, he held various leadership finance roles for the Company’s Full-Line stores and Full-Price business. He previously served as the Company’s Controller from November 2009, when he joined the Company, until September 2011. Prior to joining Nordstrom, Mr. Maher served as the Vice President, Retail Division Controller for Longs Drug Stores Corporation, the Assistant Corporate Controller at 24 Hour Fitness, and as a Manager of Assurance and Advisory Services and a Certified Public Accountant with Deloitte & Touche LLP.

Scott A. Meden
Employee since 1985
Age 59
Chief Marketing Officer, since August 2016. From February 2010 to August 2016, Mr. Meden served as Executive Vice President and General Merchandise Manager, Shoe Division. He previously served as Executive Vice President and President, Nordstrom Rack from February 2006 to February 2010, as Divisional Merchandise Manager from September 2002 to January 2006, as Director of Business Planning and Analysis from 2001 to September 2002, and as Financial Manager, Shoes from 1999 to 2001.

2022 Proxy Statement	30

EXECUTIVE OFFICERS
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Edmond Mesrobian
Employee since 2018
Age 61
Chief Technology Officer, since August 2018, when he joined the Company. Previously he was Chief Technology Officer for multi-national grocery retailer Tesco PLC from 2015 to July 2018. From 2011 to 2014, he served as Chief Technology Officer for global travel company Expedia Group, Inc., which includes online travel brands Expedia, Hotels.com and Hotwire. Prior to joining Expedia Group, Inc., he held the role of Chief Technology Officer at RealNetworks, Inc. from 2003 to 2010, where he led development across multiple digital media services and software.

James F. Nordstrom, Jr.
Employee since 1986
Age 49
Chief Stores Officer since April 2022. Previously, he served as President, Stores from May 2014 to April 2022. From 2005 to 2014, Mr. Nordstrom served as Executive Vice President and President, Nordstrom.com. He previously served as Corporate Merchandise Manager, Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company’s founder.

Farrell B. Redwine
Employee since 2016
Age 50
Chief Human Resources Officer, since July 2021. In addition, Ms. Redwine has responsibility for the Company’s Diversity, Inclusion and Belonging strategy and co-chairs the Nordstrom Diversity Action Council. Ms. Redwine joined Nordstrom in 2016 as Vice President - Human Resources supporting eCommerce, call centers and stores, and subsequently served as Senior Vice President - Human Resources, overseeing the talent, culture, diversity and total rewards functions for the Company. From 2014 to 2016, Ms. Redwine was a change management consultant and leadership coach. From 2008 to 2013, she was Global Head of Diversity & Talent Management for Barclays Capital. Prior to 2008, Ms. Redwine held various global HR leadership positions with increasing responsibility at several large corporations, including Lehman Brothers, ExxonMobil and Time Inc.

Ann Munson Steines
Employee since 2019
Age 56
Chief Legal Officer, General Counsel and Corporate Secretary, since April 2022. Ms. Steines joined the Company as General Counsel and Corporate Secretary in July 2019. Previously, she was Senior Vice President, Deputy General Counsel and Assistant Secretary for Macy’s, Inc. for approximately ten years. Ms. Steines joined Macy’s, Inc. in 1998 as Assistant Counsel, Employment Law, and rose through positions of increasing responsibility until her appointment as Deputy General Counsel and Assistant Secretary. Prior to Macy’s, Ms. Steines was a Senior Attorney with the Overnite Transportation Company, a subsidiary of Union Pacific Corporation. Ms. Steines began her legal career with Dinsmore & Shohl in Cincinnati, Ohio in 1990 and then practiced law with the law firm of Michael Best & Friedrich in Milwaukee, Wisconsin.

Kenneth J. Worzel
Employee since 2010
Age 57
Chief Customer Officer, since April 2022. Previously, he served as Chief Operating Officer from August 2019 to April 2022. From 2018 to August 2019, Mr. Worzel served as Chief Digital Officer, from 2016 to 2019 as President of Nordstrom.com, and from 2010 to 2016, he served as Executive Vice President, Strategy and Development. Prior to joining the Company, he was a partner with McKinsey & Company, a global management consulting firm, from 2009 to 2010. While at McKinsey, he provided the Company and other clients with management strategy and organizational services. Prior to joining McKinsey, he was a managing partner at Marakon Associates, an international strategy consulting firm, from 1992 to 2008. As a partner at Marakon Associates, he provided consulting services to the Company from 1997 to 2008.

31	2022 Proxy Statement	NORDSTROM, INC.

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COMPENSATION OF EXECUTIVE OFFICERS

Compensation, People and Culture Committee Report
The CPCC has reviewed and discussed with management the CD&A included in this Proxy Statement. The CPCC believes the CD&A represents the intent and actions of the CPCC with regard to executive compensation and has recommended to the Board that it be included in this Proxy Statement for filing with the SEC.

Compensation, People and Culture Committee

Mark J. Tritton, Chair	Glenda G. McNeal	Brad D. Smith

Compensation Discussion and Analysis
Table of Contents

32	Executive Summary
35	Framework for Executive Compensation
40	Compensation Governance
This section describes our executive compensation program and the compensation decisions made for our fiscal year 2021 NEOs.

Erik B. Nordstrom	Chief Executive Officer
Anne L. Bramman	Chief Financial Officer
Peter E. Nordstrom	President and Chief Brand Officer
Kenneth J. Worzel	Chief Customer Officer
Edmond Mesrobian	Chief Technology Officer

Executive Summary
We made progress this year on our strategic initiatives and met our 2021 financial targets, giving us line of sight to achieving our February 2021 Investor Event targets in the near term. We continue to work with urgency to build additional capabilities to better serve customers, expand market share and deliver greater profitability.
We ended the year laser focused on three key areas: improving Nordstrom Rack performance, increasing profitability and optimizing our supply chain and inventory flow.
We also continue to make progress in the key strategic growth priorities we laid out at our Investor Event: winning in our most important markets, broadening the reach of Nordstrom Rack and increasing our digital velocity.
Winning in our most important markets: We continue to scale the enhanced options we launched in 2020, like the expansion of order pickup and ship-to-store to all Nordstrom Rack stores. Additionally, one-third of fourth quarter next-day Nordstrom.com demand was picked up at Nordstrom Rack stores, demonstrating the power of integrating capabilities across our two brands and across our digital and physical platforms.
Broadening the reach of Nordstrom Rack: As we improve our supply of premium brands and fine tune our assortment to better align with customer needs, we expect to achieve a better balance of price points at Nordstrom Rack. Through this set of actions, as well as strengthening Nordstrom Rack brand awareness and driving traffic, we seek to drive continued improvement in Nordstrom Rack performance throughout 2022.

2022 Proxy Statement	32

COMPENSATION OF EXECUTIVE OFFICERS
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Increasing our digital velocity: We maintained strong growth at Nordstrom.com and NordstromRack.com in 2021, with digital sales increasing 24% compared with 2019. With continued growth in digital, our total penetration has increased by 10 percentage points over the past two years to 42% in 2021. In the fourth quarter, we also saw record high mobile app usage, with mobile users representing approximately 70% of total digital traffic.
Though we still have work to do on our transformation, the progress we have made gives us confidence in our strategic plans and business outlook for 2022. We believe there is a meaningful opportunity ahead for us to better serve customers by improving Nordstrom Rack performance and transforming our supply chain, leading to increased profitability and shareholder value creation. We have line of sight to achieving the financial targets outlined at our Investor Event while building the capabilities to profitably grow market share beyond that.
Shareholders Support our Compensation Program
Our shareholders approved our Board’s recommendation to hold executive compensation advisory votes on an annual basis so that they may frequently and openly express their views about the compensation of our NEOs. Each year since 2011, more than 90% of the votes cast have been supportive of our compensation programs. The CPCC took investors’ sustained support into account as it continued to implement similar compensation policies and programs in fiscal year 2021.
We Emphasize Variable Pay and Balance Short- and Long-Term Incentive Values
In accordance with our pay-for-performance philosophy, the compensation program for our NEOs is straightforward in design and includes four primary elements: base salary, performance-based bonus, LTIs and benefits. Within these pay elements, we emphasize variable pay over fixed pay, with at least 70% of each NEO’s target compensation linked to our financial or market results. The program also balances the importance of these executives achieving both critical short-term objectives and strategic long-term priorities. The following graphics represent fiscal year 2021 target direct compensation (excluding benefits) for the CEO and the President and Chief Brand Officer and for the other NEOs.

CEO and President & Chief Brand Officer	Average of All Other NEOs

85%	75%
Performance Based	Performance Based
Our Variable Pay Reflects Company Performance
Our pay-for-performance design includes rigorous performance goals and high performance standards. Further, with a substantial portion of pay in the form of Common Stock, pay outcomes align with our shareholders’ interests. This is evidenced by our NEOs’ recent incentive compensation payouts and actual and grant realizable values as of our 2021 fiscal year-end, as shown in the tables on the following page.

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COMPENSATION OF EXECUTIVE OFFICERS
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	2017		2018		2019		2020		2021
FINANCIAL RESULTS
Net Earnings (Loss)	$437	M	$564	M	$496	M	($690	M)	$178	M
EBIT	$926	M	$837	M	$784	M	($1,047	M)	$492	M
Return on Assets	5.4%		6.8%		5.1%		(7.1%)		1.9%

INCENTIVE COMPENSATION PAYOUTS
Incentive Adjusted EBIT(a)	$952	M	$909	M	$808	M	($1,047	M)	$666	M
Incentive Adjusted ROIC	10.0%		12.8%		11.2%		(8.5%)		7.0%
Annual bonus payout as a % of Target on Incentive Adjusted EBIT measure(b)	96%		89%		44%		0%		128%
3-year TSR percentile ranking within the S&P 500(c)	10%ile		24%ile		20%ile		N/A		N/A
PSU vesting (payout as a % of Target)	0%		0%		0%		N/A (d)		0%
(a) In fiscal year 2021, our Incentive Adjusted EBIT measure excluded certain performance-based compensation elements in order to be more reflective of business performance.
(b) For the CEO and the President and Chief Brand Officer, actual bonus payouts as a percent of target for fiscal years 2017, 2018, 2019, 2020 and 2021 were 94%, 63%, 47%, 0% and 128%, respectively.
(c) 2019 PSU grant results are based on internal measures.
(d) No PSU performance cycles ended in fiscal year 2020.
Incentive Adjusted EBIT and Incentive Adjusted ROIC are not measures of financial performance under GAAP and should be considered in addition to, and not a substitute for, return on assets, net earnings, total assets or other GAAP financial measures. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures. In fiscal year 2021, our Incentive Adjusted EBIT measure excluded certain performance-based compensation elements in order to be more reflective of business performance.
PSU vesting as shown in the table above corresponds to the performance periods ending in fiscal years 2017 through 2021. Three-year TSR percentile ranking is based on our relative TSR performance over three-year rolling periods between fiscal years 2015 and 2019 versus the S&P 500, with the exception of the 2019 PSU grant. For the 2019 PSU grant, we changed our performance measure from relative TSR to internal measures, structured with two performance periods. Two-thirds of the PSUs granted in 2019 had a three-year performance period which ended January 29, 2022. At the end of the performance cycle, our Free Cash Flow Growth and EBIT Margin % did not meet the minimum thresholds, required for payout. As a result, none of these PSUs vested. One-third of the PSUs granted in 2019 had a one-year performance period which ended February 1, 2020. As disclosed in our 2020 Proxy Statement, none of these PSUs vested as our Free Cash Flow Growth and EBIT Margin % did not meet the minimum thresholds required for payout.

GRANT REALIZABLE VALUES	2017	2018	2019	2020	2021
PSUs (realizable value as a % of grant value)	0%	N/A	0%	N/A	N/A
RSUs (realizable value as a % of grant value)	93%	64%	71%	112%	66%
Stock options (realizable value as a % of grant value)	5%	N/A	0%	95%	0%
Realizable values, reflected above, are based on the actual values at time of vest and current unvested values using our 2021 fiscal year end stock price of $21.85, shown as a percent of grant value. PSUs, RSUs and stock options are shown in the column matching the year of grant.
The PSUs granted on March 9, 2020 were cancelled on August 18, 2020, as discussed on page 43, and are not reflected in the above table.
The CPCC reviews these results and other analyses with the goal of ensuring that the NEOs’ aggregate compensation aligns with shareholder interests. Based on these and other outcomes, the CPCC believes that total direct compensation for our NEOs reflects our pay-for-performance philosophy and is well aligned with shareholder interests.

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COMPENSATION OF EXECUTIVE OFFICERS
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Effective Corporate Governance Reinforces Our Compensation Program
Our compensation philosophy for our executive team, including our NEOs, is reflected in governance practices that support the needs of our business, drive performance and align with our shareholders’ long-term interests. Below is a summary of what we do and don’t do in that regard.

WHAT WE DO		WHAT WE DON’T DO
✓	Pay for performance: Our compensation program for NEOs emphasizes variable pay over fixed pay, with at least 70% of each NEO’s target compensation linked to our financial or market results.	Provide employment agreements.
✓	Retain meaningful stock ownership guidelines: Our expectations for ownership align executives’ interests with those of our shareholders, and all NEOs have exceeded their targets.	Offer separation benefits to NEOs who are Nordstrom family members.
✓
Mitigate undue risk: We have caps on potential performance-based bonus payments, a clawback policy on performance-based compensation and active and engaged oversight and risk management systems, including those related to compensation-related risk.
Offer special perquisites to our NEOs.
Maintain separate change in control agreements.
✓	Engage an independent compensation consulting firm: The CPCC’s consultant does not provide any other services to the Company.	Gross up taxes, except in the case of selected relocation expenses.
✓	Apply conservative post-employment and change in control provisions.	Reprice underwater stock options.
✓
Limit accelerated vesting: Our equity plan provides for accelerated vesting of equity awards after a change in control only if an executive is involuntarily terminated by the Company or resigns for good reason, a provision referred to as a “double trigger.”
Issue grants below 100% fair market value.
Pay dividends on any unearned or unvested equity awards.
✓	Restrict pledging activity: All Executive Officers are subject to pre-clearance requirements and restrictions.	Permit hedging or short-sale transactions.
✓	Receive strong shareholder support: Each year since 2011, more than 90% of the votes cast have been supportive of our compensation programs.	Count pledged shares toward stock ownership targets.

Framework for Executive Compensation
Our Pay and Benefits Philosophy
•We believe that if our customers win, our employees and shareholders win – our interests are aligned.
•We pay for performance by investing in talent that delivers results and demonstrates the behaviors that drive our success, while not encouraging excessive risk taking.
•We deliver competitive pay and benefits for all jobs and differentiate pay for critical jobs that directly impact our ability to deliver on our strategy.
•We use objective market data to design flexible pay and benefits programs to help attract, retain, motivate and reward our employees and meet the needs of specific talent groups.
•We provide equal pay and promotion opportunities for all employees and give them the information they need to clearly understand their pay and effectively manage their careers.
Each Element of Compensation Has Its Own Purpose
Our compensation program for NEOs is made up of four primary elements outlined on the following table. Each element has its own purpose based on our fundamental premise of pay for performance and our pay and benefits philosophy, described above. Additional information is provided on the following pages.

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Compensation Element	Purpose
Base Salary (Page 36)	Reflect scope of the role and individual performance through base-line cash compensation.
Performance-Based Annual Cash Bonus (Page 37)	Motivate and reward contributions to annual operating performance and long-term business strategy with cash that varies based on results.
LTIs (Pages 38-39)	Promote alignment of executive decisions with Company goals and shareholder interests where value varies with Company stock performance.
Benefits (Page 39)	Provide meaningful and competitive broad-based, leadership and retirement benefits that support healthy lifestyles and contribute to financial security.
Pay Changes for 2021
On an annual basis, the CPCC reviews base salary, performance-based bonus target opportunity and LTI target grant value for each of the NEOs in consideration of the upcoming fiscal year. Committee decisions for fiscal year 2021 are summarized below and shown as a year over year comparison.

	Base Salary ($)		Performance-Based Annual Cash Bonus (Target Opportunity as a % of Base Salary)		LTI Annual Grant (Target Grant Value as a % of Base Salary)
Name	FYE 2020	FYE 2021	FYE 2020	FYE 2021	FYE 2020	FYE 2021
Erik B. Nordstrom	758,500	758,500	200	200	350	350
Anne L. Bramman	800,000	815,000	100	100	200	200
Peter E. Nordstrom	758,500	758,500	200	200	350	350
Kenneth J. Worzel	875,000	895,000	125	125	250	250
Edmond Mesrobian	775,000	800,000	80	80	150	150
In 2021, the CPCC approved modest increases to base salary for Anne Bramman, Kenneth Worzel and Edmond Mesrobian, as shown above, to maintain their relative market competitiveness. These increases were effective March 28, 2021. Erik Nordstrom and Peter Nordstrom’s base salaries remained unchanged.
In addition, the CPCC made no changes to target bonus opportunities or to target LTI grant values for any of the NEOs.
LTI annual grant in the table above reflects target grant value as a percent of base salary. The CPCC retains discretion to approve grants above and below targets in any given year to reflect an individual’s contributions to delivering shareholder value. In 2021, the CPCC used its discretion to increase the LTI annual grant for the NEOs to recognize the criticality of their roles in continuing to deliver on strategic objectives that position the company for future growth.
•Erik Nordstrom’s LTI annual grant was 488% of base salary to recognize his critical role in delivering results to shareholders over the next few years. The increase in Erik Nordstrom’s LTI grant value continues to result in competitive pay positioning below median of CEO roles within our peer group.
•Peter Nordstrom’s LTI annual grant was 488% of base salary, to recognize the importance of his role in transforming our merchandising capabilities, optimizing inventory flow and expanding our supplier partnership models.
•Anne Bramman’s LTI annual grant was 275% of base salary to recognize her role in ensuring the long-term sustainability of the organization and leading critical initiatives to maintain our financial disciplines.
•Kenneth Worzel’s LTI annual grant was 275% of base salary to recognize his leadership on our growing local market strategy and on the ongoing integration of customer touchpoints that will deliver key customer outcomes and capture market share.
•Edmond Mesrobian’s LTI annual grant was 300% of base salary to recognize his role in delivering significant technology innovation that will be critical to the achievement of our business strategy in years to come.
Base Salary
The CPCC begins its annual review of base salary for the NEOs through discussion with the CEO and the President and Chief Brand Officer on the expectations and achievements of each executive during the previous year, as well as their pay history and pay equity with other internal roles. The CPCC then references similar roles in peer companies to ensure they are within a competitive range of the peer group median. NEOs do not necessarily receive increases in base salary every year. When they do, the changes are effective on or about April 1st following their annual performance review, which includes a discussion about individual results against defined expectations.

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COMPENSATION OF EXECUTIVE OFFICERS
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Performance-Based Annual Cash Bonus
The opportunity for annual performance-based cash awards under our shareholder-approved Nordstrom, Inc. EMBP is designed to focus the NEOs on the alignment between annual operating performance and long-term business strategy.
In determining the target bonus opportunities, the CPCC takes into account the mix of pay elements, market pay information for similar roles within our peer group and the internal relationship between roles within the Company.
In support of our pay-for-performance philosophy, the maximum bonus payout, which is associated with superior performance, is 2.5 times an executive’s target bonus opportunity. This maximum is higher than is common among our retail peers because we believe it is important to continue encouraging and paying rewards when we achieve truly superior results. Under our approach, truly superior results are rarely achieved. In the past 10 years, we have not paid out bonuses in excess of 150% of target.
The following table shows the measures, weighting and opportunity for individual differentiation for the bonus opportunity for the CEO and President and Chief Brand Officer, and for the other NEOs for fiscal year 2021. The CPCC maintained the same financial performance measures of Incentive Adjusted EBIT, which emphasizes the importance of earnings and its role in driving shareholder value, and Incentive Adjusted ROIC, which ensures our overall performance aligns directly with shareholder returns over the long term.
In 2021, the bonus opportunity for the NEOs, excluding the CEO and President and Chief Brand Officer, was modified to place even greater emphasis on delivering profitable results by eliminating individual performance as a separate weighted metric. The CPCC retained the ability to differentiate payouts based on individual contributions and execution against goals. Any individual bonus differentiation is applied after the calculation of outcomes on the financial performance measures described below.

	Measure and Weighting	Opportunity for Individual Bonus Differentiation
CEO and President and Chief Brand Officer	100% Incentive Adjusted EBIT subject to achievement of the Incentive Adjusted ROIC threshold	No
Other NEOs	100% Incentive Adjusted EBIT subject to achievement of the Incentive Adjusted ROIC threshold	Yes
The CPCC defines financial milestones for Incentive Adjusted ROIC (as a threshold) and Incentive Adjusted EBIT (as a range) that relate to varying percentages of bonus payout. The difficulty level in achieving the milestones reflects the CPCC’s belief that there should be a balance between executive pay opportunity, reinvestment in the Company and return to shareholders.
In accordance with our EMBP, Incentive Adjusted EBIT and Incentive Adjusted ROIC achievement used to determine bonus payout may differ from EBIT and ROIC, as reported in our 2021 Annual Report, due to the exclusion of certain one-time gains or losses. In fiscal year 2021, our Incentive Adjusted EBIT measure excluded certain performance-based compensation elements in order to be more reflective of business performance. Incentive Adjusted EBIT and Incentive Adjusted ROIC are not measures of financial performance under GAAP and should be considered in addition to, and not a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.
2021 Bonus Measure Outcomes and Payouts
Our Incentive Adjusted EBIT achievement exceeded the threshold milestone of $612 million and Incentive Adjusted ROIC exceeded the threshold of 5.5%, resulting in a 128% payout. In fiscal year 2021, our Incentive Adjusted EBIT measure excluded certain performance-based compensation elements in order to be more reflective of business performance.
The bonus payouts for Anne Bramman, Kenneth Worzel and Edmond Mesrobian were not differentiated for individual performance. Each individual’s performance against strategic priorities was evaluated by the CEO and the President and Chief Brand Officer and the payout results were approved by the CPCC.
The performance-based annual cash bonus results are summarized in the following table.

		Milestones
Name	Bonus Measures	Threshold		Target		Superior		Actual
All NEOs	Incentive Adjusted EBIT	$375	M	$612	M	$900	M	$666M
	% of Payout	25%		100%		250%		128%
	Subject to Incentive Adjusted ROIC threshold	5.5%						7.0%

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LTIs
Annual grants of LTI under our shareholder-approved EIP are intended to provide the NEOs with additional incentive to create shareholder value and receive financial rewards. In establishing the LTI annual grant value for each NEO, the CPCC considers the mix of pay elements, market pay information for similar roles within our peer group, our annual share usage and dilution, performance and internal equity of grant size by role. The CPCC typically approves LTI annual grants during the February CPCC meeting, which is scheduled at least a year in advance. The February meeting occurs after performance results for the prior year are known, which allows the CPCC to align compensation elements with our performance and business goals.
Due to the challenges of setting goals for PSUs in a highly variable environment, the CPCC approved changes in both the mix and vesting of LTI grants for the NEOs for fiscal year 2021.
•Erik Nordstrom and Peter Nordstrom’s target LTI mix changed from 40% stock options and 60% PSUs to 100% price-vested stock options. Stock option vesting changed from 25% each year over four years to 50% on March 10, 2024 and 50% on March 10, 2025, to account for the elimination of PSUs, which typically had a three-year cliff vest, and to emphasize the long-term nature of the award. Vesting is subject to the condition that the average daily closing price of our Common Stock meets or exceeds $45 per share for any twenty consecutive trading day period prior to March 10, 2025. For reference, our average closing price in fiscal year 2019 (pre-COVID) was $37.
•Anne Bramman, Kenneth Worzel and Edmond Mesrobian’s target LTI mix changed from 40% RSUs and 60% PSUs to 60% RSUs and 40% stock options. The CPCC made no change to RSU vesting, which vest 25% each year over four years. Stock option vesting changed from 25% each year over four years to 50% on March 10, 2024 and 50% on March 10, 2025, to account for the elimination of PSUs, which typically had a three-year cliff vest, and to emphasize the long-term nature of the award.
2019 PSUs Did Not Pay Out
Two-thirds of the PSUs granted in 2019 had a three-year performance period which ended January 29, 2022. At the end of the performance cycle, our Free Cash Flow Growth and EBIT Margin % did not meet the minimum thresholds, as shown below, required for payout. As a result, none of these PSUs vested. One-third of the PSUs granted in 2019 had a one-year performance period which ended February 1, 2020. As disclosed in our 2020 Proxy Statement, none of these PSUs vested as our Free Cash Flow Growth and EBIT Margin % did not meet the minimum thresholds required for payout.

Performance Measures for Performance Period: February 3, 2019 – January 29, 2022
Free Cash Flow Growth	EBIT Margin %	Percentage of Units that will Vest
≥31.4%	≥7.1%	200%
28.9%	6.8%	100%
26.3%	6.5%	50%
<26.3%	<6.5%	0%
Stock Ownership Guidelines Align Executives and Shareholders
Ownership of Common Stock by our NEOs and other Executive Officers is encouraged by management and the Board, and our stock ownership guidelines were formally established in 2004. Ownership shares are made up of all forms of Common Stock, as well as vested PSUs that are deferred and unvested RSUs. Ownership shares do not include unvested or vested stock options, unvested PSUs or pledged shares.
The NEOs and other Executive Officers have an annual share target defined as base salary on each April 1st multiplied by their ownership multiple of base salary divided by a 52-week average closing stock price. The ownership multiples of base salary depend on the executive’s role in the Company and are as shown in the following table for the NEOs. The CPCC has assigned these particular multiples to match or exceed market practice, and to represent a significant portion of the overall compensation package to reinforce the alignment of management’s decision-making with shareholder interests. Executives will be deemed to be in compliance with the Stock Ownership Guidelines once their holdings of Common Stock meet or exceed the threshold, and will remain in compliance, notwithstanding any decline in the value of Common Stock, unless and until the executive sells shares. However, a new target will be determined at the time an executive receives a promotion that results in an increased multiple of base salary or in the case of a one-time base salary increase greater than 20%, at which point the executive will have five years to achieve the new target.

Position	Multiple of Base Salary Used to Establish Ownership Target
Chief Executive Officer	10x
Chief Financial Officer	4x
President and Chief Brand Officer	10x
Chief Customer Officer	4x
Chief Technology Officer	3x

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Under our guidelines, NEOs and other Executive Officers are required to conduct any open market transactions in Common Stock only in accordance with an SEC Rule 10b5-1 trading plan. These plans predetermine the timing, number of shares and price at which an Executive Officer may buy or sell Company shares. The Executive Officers must also achieve and retain a minimum holding of 100% of their ownership targets before they may sell or otherwise dispose of Company shares.
The CPCC regularly reviews stock ownership status for the NEOs. All of the NEOs have exceeded their ownership targets.
Benefits
The Company offers the NEOs a comprehensive program of broad-based, leadership and retirement benefits. Their purpose varies by benefit, but in general they enhance total compensation with meaningful and competitive offerings that support healthy lifestyles and contribute to financial security. These benefits are regularly reviewed for consistency with our pay and benefits philosophy, organizational culture and market practices.
Additional information on 2021 benefits is provided in the table below.

		Benefit		Where to Learn More
Broad- Based	●	Company contribution to medical, dental and vision coverage; short- and long-term disability; life insurance; adoption assistance; and employee referral assistance. Employee access to accident insurance; health savings account and flexible spending accounts; ESPP and merchandise discount. Paid time off (or Self-Managed Time Away for executives)	●	For merchandise discount, see All Other Compensation in Fiscal Year 2021, footnote (a) on page 44.
Leadership	●	Long-term disability coverage; life insurance	●	For long-term disability and life insurance, see All Other Compensation in Fiscal Year 2021, footnote (c) on page 45.
	●	NDCP; including Company match for eligible participants	●	See Nonqualified Deferred Compensation beginning on page 52.
	●	Executive Severance Plan	●	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2021, footnote (e) on pages 57 and 58.
Retirement	●
401(k) match; Company matching contributions are made each pay period an employee contributes to the 401(k) Plan, equal to a dollar for dollar match up to 1% of eligible pay then $0.50 per dollar on the next 6% of eligible pay, up to a maximum of 4% of eligible pay and IRC limits
			●	See All Other Compensation in Fiscal Year 2021, footnote (b) on page 45.
	●	Retiree health care (closed to new entrants in 2013; Erik Nordstrom, Peter Nordstrom and Kenneth Worzel are participants as they were eligible prior to the closure to new entrants)	●	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2021, footnote (d) on page 57.
	●	SERP (annual benefit capped for current participants; closed to new entrants in 2012; Erik Nordstrom, Peter Nordstrom and Kenneth Worzel are participants as they were eligible prior to the closure to new entrants)	●	See Pension Benefits beginning on page 51.

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Changes for 2022
Each year, the CPCC reviews the design of our total compensation elements and makes changes as needed to improve alignment with our pay and benefits philosophy. At the February 2022 meeting, the CPCC approved the following changes for fiscal year 2022:
Base Salary
Anne Bramman’s base salary was increased by 4% effective March 27, 2022, to maintain her relative market competitiveness. The base salaries of all other NEOs remained unchanged.
Performance-Based Annual Cash Bonus
The CPCC determined that the target bonus opportunity as a percent of base salary for the NEOs will remain unchanged for 2022.
LTIs
•Performance-based equity was reintroduced into the LTI annual grant mix. The 2022 target annual grant mix for all NEOs was changed to 60% PSUs and 40% stock options. The PSUs will pay out based on the cumulative sales and EBIT margin % over a three-year performance period. Goals for the PSUs are aligned with the Company’s forward-looking strategy communicated at the February 2021 Investor Event. The CPCC believes that these measures reflect the Company’s key areas of strategic focus over the next three years. The minimum percentage of PSUs that can be earned at the end of the three-year performance cycle is 75% and the maximum is 150%. To emphasize the long-term nature of the award, the stock options will continue to vest 50% at the end of year 3 and 50% at the end of year 4.
•Anne Bramman’s target LTI grant value as a percent of base salary increased from 200% to 250% to maintain her relative market competitiveness for the Chief Financial Officer role. The target LTI grant as a percent of base salary of all other NEOs remained unchanged. The CPCC did not use its discretion to modify any NEO target LTI grants for 2022.

Compensation Governance
Our Roles in Determining Compensation Are Well-Defined
Compensation, People and Culture Committee
Our CPCC oversees the development and delivery of our pay and benefits philosophy and compensation plans for the NEOs and other executives as described in the CPCC charter on our Investor Relations Website.
As part of that oversight, the CPCC ensures the NEOs’ aggregate compensation aligns with shareholder interests by reviewing analyses that include:
•Cash alignment to evaluate the short-term incentive payouts relative to our financial performance.
•Relative pay and performance to compare the percentile rankings of our total direct compensation (base salary + performance-based bonus + LTIs) with financial performance metrics of our peer group.
CPCC Consultant
The CPCC has retained Semler Brossy. A consultant from the firm attends CPCC meetings and in support of the CPCC’s role, provides independent expertise on market practices, compensation program design and related subjects as described on page 14. Semler Brossy provides services only as directed by the CPCC. During fiscal year 2021, Semler Brossy’s services included a review of executive and Director pay programs, a review of the compensation peer group, and other pay-related matters specific to the CPCC’s charter. With respect to Director pay, Semler Brossy provides its services to the CGNC.
Management
Our CEO and the President and Chief Brand Officer provide input to the CPCC on the level and design of compensation elements for the NEOs and other Executive Officers, excluding themselves. Our Chief Human Resources Officer attends CPCC meetings to provide perspective and expertise relevant to the agenda. Management supports the CPCC’s activity by providing analyses and recommendations developed internally, or occasionally, with the assistance of external consulting firms other than the CPCC’s independent consultant.
Market Data Provides a Reference Point for Compensation
The CPCC believes that knowledge of market practices, particularly those of our peers listed on the following page, is helpful in assessing the design and targeted level of our executive compensation package. In reviewing peer group information, the CPCC uses survey data provided by external consultants, monitors general market movement for executive pay and references proxy statements for specific roles.
While the CPCC considers the 50th percentile (median) of our peer group as a reference, there is no specific percentage of target total direct compensation targeted by the CPCC other than to remain generally competitive with similarly situated peer companies. Target opportunities for individual pay elements vary by executive role based on scope of responsibilities and expected contributions.

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Target total direct compensation for 2021 for Erik Nordstrom and Peter Nordstrom was below our peer group median, as it has been in previous years. Based on the CPCC’s review of relevant market data and internal pay equity, the CPCC believes the target total direct compensation for Anne Bramman, Kenneth Worzel and Edmond Mesrobian was within a competitive range of the peer group median. Actual pay for the NEOs can exceed our established targets or peer group actual pay through the variable compensation elements when pre-determined performance milestones established by the CPCC are achieved.
Peer Group Companies Represent Our Business
Each year, the CPCC reviews the appropriateness of our peer group for comparison on pay and related practices. Collectively, the peer group companies represent our primary business areas, including our Nordstrom, Nordstrom Rack, in-store and online businesses and private label products. The peer group companies generally meet the following selection criteria:
•fall within the Consumer Discretionary and Staples sectors;
•fall within a reasonable range of our size, defined as one-fourth to four times our revenue and one-fifth to five times our market capitalization;
•share similar talent, operational and/or business characteristics, including a retail-focused business model;
•have a similar or related product focus and place a high value on customer experience;
•are part of our industry group as defined by institutional shareholders and shareholder service organizations; and
•are a public company subject to similar market pressures.
Our peer group used for evaluating compensation for fiscal year 2021 was comprised of the following retail companies:

Bed Bath & Beyond Inc.	Kohl’s Corporation	Tapestry, Inc.
Capri Holdings Limited	Bath & Body Works, Inc.*	The TJX Companies, Inc.
Dillard’s, Inc.	Macy’s, Inc.	Urban Outfitters, Inc.
The Estée Lauder Companies Inc.	Ralph Lauren Corporation	V.F. Corporation
Foot Locker, Inc.	Ross Stores, Inc.	Williams-Sonoma, Inc.
The Gap, Inc.
*In July 2021, L Brands announced separation of the Victoria’s Secret business into an independent, publicly traded company and made a name change from L Brands, Inc. to Bath & Body Works, Inc.
During 2021, as part of its annual review of peer companies to be used for compensation comparison purposes, the CPCC determined that J.C. Penney Company, Inc. and Tiffany & Co. should be removed due to the unavailability of publicly disclosed pay data going forward.
Compensation Risk Assessment Supports Integrity of Our Pay Practices
The CPCC oversees an extensive review of the Company’s pay-for-performance philosophy, the composition and balance of elements in the compensation package and the alignment of plans with shareholder interests to ensure these practices do not pose a material adverse risk to the organization. The review is conducted every other year as underlying programs and practices are generally consistent over time. The last review, for fiscal year 2020, concluded with the following perspectives:
•The goals of the Company’s compensation programs are to attract and retain the best talent and to motivate and reward our people in ways that are aligned with the long-term interests of our shareholders. This has been a long-standing objective of our pay-for-performance philosophy. We believe that the strong alignment of our employee compensation plans with performance has well-served our stakeholders, and our shareholders in particular. The strength of this alignment is regularly reviewed and monitored by the CPCC.
•We have systems in place to identify, monitor and control risks, making it difficult for a single individual or a group of individuals to expose the Company to material compensation risk.
•Our compensation program rewards both short- and long-term performance. Performance measures for Company leaders are predominantly team-oriented rather than individually focused and tied to measurable factors that are both transparent to shareholders and drivers of their shareholder return.
•The compensation program balances the importance of achieving critical short-term objectives with a focus on realizing strategic long-term priorities. Strong stock ownership guidelines are in place for Company leaders, and mechanisms, such as an executive clawback policy, exist to address inappropriate rewards.
•The CPCC is actively engaged in establishing compensation plans, monitoring these plans during the year and using discretion in making rewards, as necessary.
•The Company has active and engaged oversight systems in place. The AFC and the full Board closely monitor and certify the performance that drives employee rewards through detailed and transparent financial reporting, which is in place to provide strong, timely insight into the performance of the Company.

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Based on this review, the CPCC believes the Company’s compensation plans do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.
Executive Compensation Clawback Policy Applies to Performance-Based Pay
In February 2008, the Board adopted a formal executive compensation clawback policy that applies to any performance-based bonus, equity, equity equivalent or other incentive compensation awarded to an Executive Officer, beginning in that fiscal year. Under that policy, in the event of a material restatement of the Company’s financial results, the Board will review the circumstances that caused the restatement and consider accountability to determine whether an Executive Officer was negligent or engaged in misconduct. If so, and if the amount or vesting of an award would have been less had the financial statements been correct, the Board will seek to recover compensation from the Executive Officer as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to applicable law.
LTI Grants Are Effective On the First Day of the Open Trading Window
The CPCC approves annual equity-based awards at its annual February meeting, which is typically held approximately three weeks after fiscal year end. Annual grants are customarily effective on the first day of the Company’s next open trading window following CPCC approval. The CPCC may approve one-time equity-based grants to executives on other dates for reasons such as newly hired executives or for retention purposes. Such grants are generally effective on the first day of the Company’s next open trading window following approval by the CPCC.
Termination and Change in Control Provisions are CPCC-Directed
Under our Nordstrom, Inc. Executive Severance Plan, eligible Executive Officers, including certain NEOs, are entitled to receive severance benefits upon involuntary termination of employment by the Company to assist in the transition from active employment. To be eligible to participate in the Plan upon involuntary termination, the NEO must have signed a non-competition and non-solicitation agreement. Erik Nordstrom and Peter Nordstrom are not eligible for separation benefits under the Plan, and Anne Bramman has elected not to participate in the Plan. Separation benefits are described in the Potential Payments Upon Termination or Change in Control section beginning on page 53.
As described in the same section, the NEOs are generally not entitled to any payment or accelerated benefit in connection with a change in control of the Company. However, the NEOs are entitled to accelerated vesting of equity if they experience a qualifying termination (termination by the Company without cause or termination by the executive for good reason) within 12 months following a change in control, unless the Company and the CPCC does not act to cause the NEOs to receive, on account of the equity award, cash or other property being paid to shareholders in the change in control transaction.
Tax and Accounting Considerations Underlie the Compensation Elements
The CPCC recognizes the tax and regulatory factors that can influence the structure of executive compensation programs, including:
•Section 162(m) of the IRC, which disallows a tax deduction to public companies for annual compensation over $1 million paid to “covered employees” which generally includes NEOs. Certain performance-based compensation under arrangements in place as of November 2, 2017 are not subject to the limitation. Therefore, compensation in excess of $1 million paid to our NEOs is generally expected to be nondeductible by the Company.
•FASB ASC 718, where stock options, PSUs and RSUs are accounted for based on their grant date fair value (see the notes to the financial statements contained within the Company’s 2021 Annual Report). The CPCC regularly considers the accounting implications of our equity-based awards.
•Section 409A of the IRC, the limitations of which primarily relate to the deferral and payment of benefits under the NDCP and SERP. The CPCC continues to consider the impact of Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.

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Summary Compensation Table
The following table summarizes the total compensation paid or accrued by the Company for services provided by the NEOs for fiscal years ended January 29, 2022, January 30, 2021 and February 1, 2020.

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)
Erik B. Nordstrom	2021	758,700	—	—	3,699,999	1,941,761	(692,013)	44,686	5,753,133
Chief Executive Officer	2020	367,419	—	1,592,846	2,654,740	—	1,010,681	21,984	5,647,670
	2019	756,393	—	1,592,836	1,061,897	708,591	2,700,516	52,070	6,872,303
Anne L. Bramman	2021	812,892	—	1,319,977	879,995	1,040,246	—	24,679	4,077,789
Chief Financial Officer	2020	699,231	—	1,999,988	1,824,997	—	—	14,411	4,538,627
	2019	793,750	—	1,549,974	1,859,994	564,500	—	39,912	4,808,130
Peter E. Nordstrom	2021	758,700	—	—	3,699,999	1,941,761	(1,364,580)	56,475	5,092,355
President and Chief Brand Officer	2020	367,419	—	1,592,846	2,654,740	—	1,055,774	24,849	5,695,628
	2019	756,393	—	1,592,836	1,061,897	708,591	2,782,378	77,355	6,979,450
Kenneth J. Worzel	2021	892,123	—	1,443,737	962,494	1,427,077	1,389,900	32,195	6,147,526
Chief Customer Officer	2020	764,597	—	2,624,977	2,374,996	—	864,312	18,367	6,647,249
	2019	826,111	—	1,999,970	2,400,000	645,433	1,589,618	37,080	7,498,212
Edmond Mesrobian	2021	827,123	—	1,394,971	929,995	815,262	—	12,158	3,979,509
Chief Technology Officer	2020	677,214	—	1,549,973	1,374,995	—	—	7,917	3,610,099
	2019	743,542	—	2,087,450	1,304,995	420,971	—	10,225	4,567,183
(a)Salary
The amounts shown represent base salary earned during the fiscal year. The numbers shown for all fiscal years vary somewhat from annual base salaries due to the fact that our fiscal year ends on the Saturday nearest to January 31st and salary increases are effective on or about April 1st of each year. The 2021 base salaries were $758,500 each for Erik Nordstrom and Peter Nordstrom, $815,000 for Anne Bramman, $895,000 for Kenneth Worzel and $800,000 for Edmond Mesrobian.
Anne Bramman elected to defer 10% of her base salary earned during calendar year 2022 into the NDCP. Kenneth Worzel elected to defer $50,000 of his base salary earned during calendar year 2021 and 10% of his base earned during calendar year 2022 into the NDCP. Due to the timing of our fiscal year ends, $3,135 and $51,442 were attributed to fiscal year 2021 deferrals for Anne Bramman and Kenneth Worzel, respectively, as reported in the Fiscal Year 2021 Nonqualified Deferred Compensation Table on page 53.
Each of the NEOs contributed a portion of their base salary earned during fiscal year 2021 to the 401(k) Plan.
The amounts reported for fiscal year 2020 reflect the reduced base salaries of the NEOs, as part of the Company’s response to business impacts from the COVID-19 pandemic. Base salaries were reduced from March 29, 2020 to October 3, 2020, as follows: Erik Nordstrom and Peter Nordstrom received no base salary, while Anne Bramman, Kenneth Worzel and Edmond Mesrobian received a 25% base salary reduction.
(b) Bonus
This column refers to one-time payments not made under the EMBP. No amounts were paid to NEOs.
(c) Stock Awards
The amounts reported reflect the grant date fair value of RSUs and PSUs granted during the fiscal year under the 2010 and 2019 EIPs. The amounts reported are not the value actually received.
The value the NEOs may receive from their RSUs will depend on whether the time-based vesting requirement is met and the market price of Common Stock on the vesting date. The amounts reported were calculated in accordance with ASC 718. See column (c) of the Grants of Plan-Based Awards in Fiscal Year 2021 table on page 46 for the number of RSUs granted in fiscal year 2021.
No PSU amounts are reported for fiscal year 2021 as the Company did not award PSUs during the fiscal year. The PSU amounts reported in fiscal year 2020 reflects grants of PSUs that were subsequently cancelled 6 months later as part of the Company’s response to COVID. The cancelled PSU grants to Erik Nordstrom and Peter Nordstrom each had a grant date fair value of $1,592,846. The cancelled PSU grants to Anne Bramman, Kenneth Worzel and Edmond Mesrobian had a grant date fair value of $1,199,989, $1,574,982 and $929,983, respectively. As discussed on page 38, the 2019 PSUs did not meet the performance thresholds required for payout. As a result, none of the 2019 PSUs vested. The amounts reported were calculated in accordance with ASC 718.

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(d) Option Awards
The amounts reported reflect the grant date fair value of stock options granted during the fiscal year under the 2010 and 2019 EIPs. This is not the value received. The NEOs will only realize value from stock options if the market price of Common Stock is higher than the exercise price of the options at the time of exercise. The amounts reported were calculated in accordance with ASC 718. See column (d) of the Grants of Plan-Based Awards in Fiscal Year 2021 table on page 46 for the number of stock options granted in fiscal year 2021.
Assumptions used in the calculation of these amounts are included in the notes to the financial statements contained within the Company’s 2021 Annual Report.
(e) Non-Equity Incentive Plan Compensation
The amounts reported reflect the annual performance-based cash awards under the EMBP, as described on page 37.
(f) Change in Pension Value and Nonqualified Deferred Compensation Earnings
The amounts reported are the changes in actuarial present value from 2020 fiscal year-end to 2021 fiscal year-end for each of the eligible NEO’s benefit under the SERP. The present value of the benefit is affected by current earnings, credited years of service, the executive’s age and time until normal retirement eligibility, the age of the executive’s spouse or life partner as the potential beneficiary and economic assumptions (discount rate and mortality table used to determine the present value of the benefit).
The present value of Erik Nordstrom’s and Peter Nordstrom’s benefits decreased from 2020 fiscal year-end by $692,013 and $1,364,580, respectively. The decreases were primarily the result of an increase in the discount rate used to determine the present value of the benefits. The interest rate used is the same as the discount rate used for financial reporting purposes for the SERP which changed from 2.62% to 3.19%. The present value of Kenneth Worzel’s benefit increased by $1,389,900, primarily due to an increase to service and pay, which more than offset any decrease due to the change in the discount rate, as mentioned above. Amounts are not reported for Anne Bramman and Edmond Mesrobian because the SERP was closed to new entrants prior to when they joined the Company. See the Pension Benefits section beginning on page 51 for more information about the SERP.
The amounts were calculated using the same discount rate assumptions as those used in the Company’s financial statements to calculate the Company’s obligations under the SERP. Assumptions used in the calculation of these amounts are included in the notes to the financial statements contained within the Company’s 2021 Annual Report.
Anne Bramman, Kenneth Worzel and Edmond Mesrobian had account balances in the NDCP in fiscal year 2021, as shown on page 53. They did not receive above-market-rate or preferential earnings on their deferred compensation, so no amounts for these types of earnings are included in the table.
(g) All Other Compensation
Each component of all other compensation paid to the NEOs is shown in the table below.

All Other Compensation in Fiscal Year 2021
The table below shows each component of “All Other Compensation” for fiscal year 2021, reported in column (g) of the Summary Compensation Table on page 43, calculated at the aggregate incremental cost to the Company.

Name	Merchandise Discount ($)(a)	401(k) Plan Company Match ($)(b)	Premium on Insurance ($)(c)	Personal Use of Company Aircraft ($)(d)	Total ($)
Erik B. Nordstrom	36,826	5,812	2,048	—	44,686
Anne L. Bramman	10,659	11,833	2,187	—	24,679
Peter E. Nordstrom	34,977	8,145	2,048	11,305	56,475
Kenneth J. Worzel	17,214	12,583	2,398	—	32,195
Edmond Mesrobian	1,835	8,187	2,136	—	12,158
(a)Merchandise Discount
The Company provides a broad-based merchandise discount for its employees. The NEOs, their spouses and eligible children, were provided a discount of 33% for purchases at Nordstrom stores, Nordstrom.com, Trunk Club and TrunkClub.com and 20% for purchases at Nordstrom Rack stores, NordstromRack.com, and our restaurants. A 40% discount is available at certain times of the year on specific merchandise. The merchandise discount provided to the NEOs is the same as for all other eligible management and high-performing non-management employees of the Company, and its Board, as described on page 17. The amounts reported are the total discount the NEOs received on their Nordstrom purchases during fiscal year 2021.

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(b)401(k) Plan Company Match
The Company offers a matching contribution on employee 401(k) contributions under the 401(k) Plan to all eligible employees, including the NEOs. The NEOs and all other Company employees, may defer up to 50% of their eligible pay (i.e., base salary, performance-based bonus and other taxable wages) into the 401(k) Plan, subject to IRC limits.
Company matching contributions are made each pay period an employee contributes to the 401(k) Plan, equal to a dollar for dollar match up to 1% of eligible pay then $0.50 per dollar on the next 6% of eligible pay, up to a maximum of 4% of eligible pay and IRC limits. The total Company matching contribution each of the NEOs received, as shown on the previous page, reflects this matching formula for fiscal year 2021.
Contributions under the 401(k) Plan may be directed to custom target retirement date funds or to any of 9 individual investment alternatives, including Common Stock. The Plan also offers a self-directed brokerage option.
(c)Premium on Insurance
The Company provides life insurance to the NEOs in an amount equal to approximately 1.25 times their base salary and additional disability insurance. The amounts reported are the annual Company-paid premiums.
(d) Personal Use of Company Aircraft
The Company has a fractional ownership interest in an aircraft which it charters for business purposes. On rare occasions, a NEO may have a guest accompany them on a business trip as an additional passenger. Only the direct variable costs (i.e., costs the Company incurs solely as a result of the passenger being on the aircraft) are included in determining the aggregate incremental cost to the Company. When travel does not meet the IRS standard for business travel, the cost of the travel is imputed as income to the executive, which is the Company’s practice to fully disclose. The Company does not reimburse the NEOs for taxes incurred as a result of the imputed income.
In fiscal year 2021, Peter Nordstrom was accompanied by a family member on one business trip. The costs reported are the total direct variable costs associated with the family member’s travel, which include the tax deduction the Company was not able to take as a result of the nondeductible portion of the aircraft operating costs.

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COMPENSATION OF EXECUTIVE OFFICERS
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Grants of Plan-Based Awards in Fiscal Year 2021
The following table discloses the potential range of payouts for:
•non-equity incentive plan awards granted in fiscal year 2021. These awards are performance-based cash bonuses granted under the EMBP, as described on page 37;
•the number, price and grant date fair value of stock options granted under the 2019 EIP in fiscal year 2021, as described on page 38; and
•the number and grant date fair value of RSUs granted under the 2019 EIP in fiscal year 2021, as described on page 38.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)(d)	Exercise or Base Price of Option Awards ($/Sh)(e)	Grant Date Fair Value of Stock and Option Awards ($)(f)
Name and Award	Grant Date (a)	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Erik B. Nordstrom
EMBP			379,250	1,517,001	3,792,502
Stock Option	3/4/2021	2/23/2021								297,619	35.52	3,699,999
Anne L. Bramman
EMBP			203,173	812,692	2,031,730
RSU	3/4/2021	2/23/2021							40,060			1,319,977
Stock Option	3/4/2021	2/23/2021								63,008	35.52	879,995
Peter E. Nordstrom
EMBP			379,250	1,517,001	3,792,502
Stock Option	3/4/2021	2/23/2021								297,619	35.52	3,699,999
Kenneth J. Worzel
EMBP			278,726	1,114,904	2,787,260
RSU	3/4/2021	2/23/2021							43,816			1,443,737
Stock Option	3/4/2021	2/23/2021								68,915	35.52	962,494
Edmond Mesrobian
EMBP			159,231	636,923	1,592,307
RSU	3/4/2021	2/23/2021							42,336			1,394,971
Stock Option	3/4/2021	2/23/2021								66,588	35.52	929,995
(a) Grant Date
The grant date is the first business day of the open trading window that falls on or after the CPCC approval of the grant.
(b) Estimated Future Payouts Under Non-Equity Incentive Plan Awards
The amounts shown report the range of possible cash payouts for fiscal year 2021 associated with established levels of performance or achievement under the EMBP. The amounts shown in the “Threshold,” “Target” and “Maximum” columns reflect the payout opportunity associated with established levels of performance or achievement, as discussed on page 37. For there to be any payout, minimum performance milestones or achievement must be met.
Although the column heading refers to future payouts, fiscal year 2021 performance-based bonuses have already been earned and were paid to the NEOs in March 2022, as reported in the Summary Compensation Table on page 43, in column (e), “Non-Equity Incentive Plan Compensation.”
(c) All Other Stock Awards: Number of Shares of Stock or Units
The numbers shown report the number of RSUs granted to the NEOs in fiscal year 2021 under the 2019 EIP. RSUs were granted on March 4, 2021 to Anne Bramman, Kenneth Worzel and Edmond Mesrobian and will vest equally over four years, beginning on March 10, 2022.

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(d) All Other Option Awards: Number of Securities Underlying Options
The numbers shown report the number of stock options granted to the NEOs in fiscal year 2021 under the 2019 EIP. Stock options were granted on March 4, 2021 and become exercisable on March 10, 2024 and March 10, 2025.
(e) Exercise or Base Price of Options Awards
The exercise price of the stock options granted on March 4, 2021 of $35.52 was the closing price of Common Stock on the grant date.
(f) Grant Date Fair Value of Stock and Option Awards
The grant date fair value of RSUs and stock options was calculated in accordance with ASC 718.
The reported value for RSUs was calculated by multiplying the number of RSUs awarded by the fair value of a RSU on the date of grant, which was $32.95 on March 4, 2021. The actual value the NEOs may receive will depend on whether the time-based vesting requirement is met and the market price of Common Stock at the time of any vesting.
The reported value of stock options was calculated by multiplying the number of options awarded by the fair value of an option on the date of grant. After taking into account the vesting price hurdle relevant to their awards, the fair value for the stock option grant on March 4, 2021 to Erik Nordstrom and Peter Nordstrom was $12.43. The fair value for the stock option grants on March 4, 2021 to Anne Bramman, Kenneth Worzel and Edmond Mesrobian was $13.96. The actual value received by the NEOs will be the number of options exercised multiplied by the difference between the stock price at the future exercise date and the grant price. The grant price on March 4, 2021 was $35.52.

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COMPENSATION OF EXECUTIVE OFFICERS
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Outstanding Equity Awards at Fiscal Year-End 2021
The following table provides information on the current holdings of stock options and stock awards by the NEOs as of the fiscal year ended January 29, 2022. The table includes vested but unexercised stock options, unvested stock options, and unvested RSUs. The vesting schedules for outstanding stock options and RSUs are provided on pages 49 and 50, respectively. Information about the amount of Common Stock beneficially owned by the NEOs is provided in the Beneficial Ownership Table on page 61.

	Option Awards						Stock Awards
				Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)			Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name	Grant Date	Exer- cisable	Unexer- cisable (a)
Erik B. Nordstrom	2/22/2012	68,244	—		49.15	2/22/2022
	3/4/2013	99,563	—		50.26	3/4/2023
	3/3/2014	60,747	—		57.16	3/3/2024
	2/24/2015	45,996	—		75.23	2/24/2025
	2/29/2016	82,141	—		51.32	2/28/2026
	6/7/2016	10,838	—		40.50	6/7/2026
	2/28/2017	38,653	—		46.66	2/28/2027
	3/6/2018						13,053	285,208
	3/5/2019	36,534	36,535		45.33	3/5/2029
	3/9/2020	36,851	110,556		26.79	3/9/2030
	8/27/2020	—	245,829		14.79	8/27/2030
	3/4/2021	—	297,619		35.52	3/4/2031
Anne L. Bramman	3/6/2018						11,492	251,100
	3/6/2018						6,704	146,482
	3/5/2019	—	123,554		45.33	3/5/2029
	3/5/2019						7,481	163,460
	3/9/2020						25,986	567,794
	8/27/2020	—	281,657		14.79	8/27/2030
	3/4/2021	—	63,008		35.52	3/4/2031
	3/4/2021						40,060	875,311
Peter E. Nordstrom	2/22/2012	68,244	—		49.15	2/22/2022
	3/4/2013	99,563	—		50.26	3/4/2023
	3/3/2014	60,747	—		57.16	3/3/2024
	2/24/2015	45,996	—		75.23	2/24/2025
	2/29/2016	82,141	—		51.32	2/28/2026
	6/7/2016	10,838	—		40.50	6/7/2026
	2/28/2017	38,653	—		46.66	2/28/2027
	3/6/2018						13,053	285,208
	3/5/2019	36,534	36,535		45.33	3/5/2029
	3/9/2020	36,851	110,556		26.79	3/9/2030
	8/27/2020	—	245,829		14.79	8/27/2030
	3/4/2021	—	297,619		35.52	3/4/2031
Kenneth J. Worzel	3/4/2013	40,536	—		50.26	3/4/2023
	3/3/2014	26,141	—		57.16	3/3/2024
	2/24/2015	20,585	—		75.23	2/24/2025

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COMPENSATION OF EXECUTIVE OFFICERS
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	Option Awards						Stock Awards
				Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)			Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name	Grant Date	Exer- cisable	Unexer- cisable (a)
	2/29/2016	38,057	—		51.32	2/28/2026
	6/7/2016	23,433	—		40.50	6/7/2026
	2/28/2017	16,464	—		46.66	2/28/2027
	3/6/2018						6,453	140,998
	3/6/2018						11,492	251,100
	3/5/2019	—	159,425		45.33	3/5/2029
	3/5/2019						9,292	203,030
	3/9/2020						32,833	717,401
	8/27/2020	—	366,540		14.79	8/27/2030
	3/4/2021	—	68,915		35.52	3/4/2031
	3/4/2021						42,181	921,655
Edmond Mesrobian	8/27/2018						9,526	208,143
	3/5/2019	—	86,687		45.33	3/5/2029
	3/5/2019						5,249	114,691
	8/26/2019						12,840	280,554
	3/9/2020						20,139	440,037
	8/27/2020	—	212,207		14.79	8/27/2030
	3/4/2021	—	66,588		35.52	3/4/2031
	3/4/2021						42,336	925,042
(a)Number of Securities Underlying Unexercised Options: Unexercisable
The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended January 29, 2022. On March 5, 2019, Erik Nordstrom and Peter Nordstrom received a stock option grant with a four-year vesting schedule of 25% per year. On March 5, 2019, Anne Bramman, Kenneth Worzel and Edmond Mesrobian received a stock option grant with a four-year vesting schedule of 50% on March 10, 2022 and 50% March 10, 2023. On March 4, 2021, Erik Nordstrom and Peter Nordstrom received a stock option grant that vests 50% on March 10, 2024 and 50% March 10, 2025 subject to the condition that the average daily closing price of our Common Stock meets or exceeds $45 per share for any twenty consecutive trading day period prior to March 10, 2025. On March 4, 2021, Anne Bramman, Kenneth Worzel and Edmond Mesrobian also received a stock option grant that vests 50% on March 10, 2024 and 50% March 10, 2025, and is not subject to a price condition for vesting.

Grant Date	Vesting Schedule	Expiration Date
3/5/2019	25% per year with remaining vesting dates of 3/10/2022 and 3/10/2023	3/5/2029
3/5/2019	50% on 3/10/2022 and 50% on 3/10/2023	3/5/2029
3/9/2020	25% per year with remaining vesting dates of 3/10/2022, 3/10/2023 and 3/10/2024	3/9/2030
8/27/2020	100% vest on 9/10/2022	8/27/2030
3/4/2021	50% on 3/10/2024 and 50% on 3/10/2025	3/4/2031

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(b) Number of Shares or Units of Stock That Have Not Vested
The following table shows the grant date and vesting schedule for all unvested RSUs as of the fiscal year ended January 29, 2022.

Grant Date	Vesting Schedule
3/6/2018	25% per year with a remaining vesting date of 3/10/2022
8/27/2018	25% per year with a remaining vesting date of 9/10/2022
3/5/2019	25% per year with remaining vesting dates of 3/10/2022 and 3/10/2023
8/26/2019	33% in years one and two and 34% in the final year with a remaining vesting date of 9/10/2022
3/9/2020	25% per year with remaining vesting dates of 3/10/2022, 3/10/2023 and 3/10/2024
3/4/2021	25% per year with vesting dates of 3/10/2022, 3/10/2023, 3/10/2024 and 3/10/2025
(c) Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested
The PSUs granted on March 9, 2020 were cancelled on August 18, 2020, as discussed on page 43, and are not reflected in the table beginning on page 48.
(d) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
The PSUs granted on March 9, 2020 were cancelled on August 18, 2020, as discussed on page 43, and are not reflected in the table beginning on page 48.

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Option Exercises and Stock Vested in Fiscal Year 2021
The following table provides information for the NEOs on the number of shares of Common Stock acquired and value realized from RSUs that vested with respect to fiscal year 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(b)
Erik B. Nordstrom	—	—	19,961	752,729
Anne L. Bramman	—	—	30,595	1,153,737
Peter E. Nordstrom	—	—	19,950	752,315
Kenneth J. Worzel	—	—	38,111	1,410,499
Edmond Mesrobian	—	—	31,702	945,207
(a) Number of Shares Acquired on Vesting
The numbers reported are the RSUs that vested during the fiscal year.
(b) Value Realized on Vesting
The amounts reported are the value realized for the RSUs that vested during the fiscal year.
Pension Benefits
The Company’s original SERP was introduced in the 1980s. Over the years, the plan design changed to better meet the purpose of encouraging designated executives to stay with Nordstrom throughout their careers and rewarding their significant and sustained contribution to the Company’s success by adding to their financial security upon retirement. Beginning in 2012, the SERP was closed to new entrants.
The NEOs, except Anne Bramman and Edmond Mesrobian, who both joined the Company after the SERP had been closed to new entrants, are eligible for the SERP. The eligible NEOs are entitled to receive their full retirement benefit at age 58. Their full benefit is equal to 1.6% multiplied by final average pay, as described in the following paragraph, and their years of credited service, up to a maximum of 25 years. They may retire early and could receive a reduced benefit if they are between the ages of 53 and 57, inclusive, with at least 10 years of credited service and the Board approves the early retirement. The early retirement benefit is reduced 10% for each year that their retirement age is less than 58. If they retire after age 58, they are entitled to their full retirement benefit, increased with interest of 5% per year, compounded annually, for each full year worked beyond age 58, for a maximum of 10 years. The annual SERP benefit is capped at $700,000 after any early retirement reductions are applied.
Final average pay is the average base salary and annual performance-based cash bonus of the highest 36 months over the longer of:
•the most recent five years of service; or
•the entire period of service after the executive’s 53rd birthday.
The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to a surviving spouse or life partner after the executive’s death. A surviving spouse or life partner also receives a 50% survivor benefit if the executive dies before retiring. The amount of this survivor benefit depends on the executive’s age and years of credited service at the time of death.
The SERP provides that no benefit will be paid to an executive whose employment is terminated for cause, which includes competitive behavior against the Company, as determined by the CPCC in the exercise of its discretion in accordance with the Plan. The CPCC also has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.
Information about payment of the SERP benefit related to change in control is provided on pages 56 and 57 in footnote (b) to the Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2021 table.
Because the SERP is a nonqualified deferred compensation plan, the Company is not obligated to fund it. If the Company were to become insolvent, participants would be unsecured general creditors, and there is no guarantee that funds would be available to pay all creditors in full. See the notes to the financial statements contained within the Company’s 2021 Annual Report for a discussion of the benefit obligation.

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Fiscal Year 2021 Pension Benefits Table
The following table shows the present value of the accumulated SERP benefit payable to each of the NEOs, based on the number of years of service credited under the Plan to each NEO and actuarial assumptions consistent with those used in the Company’s 2021 Annual Report to calculate the Company’s obligations under the Plan. See Note 8: Supplemental Executive Retirement Plan to the financial statements contained within the Company’s 2021 Annual Report for a discussion of the benefit obligation and assumptions used.

				Present Value of Accumulated Benefit
Name	Plan Name	Age (a)	Number of Years Credited Service (#)(b)	Full Retirement Benefit ($)(c)	Early Retirement Benefit ($)(d)	Payments During Last Fiscal Year ($)
Erik B. Nordstrom	SERP	58	25	13,595,960	—	—
Anne L. Bramman	—	—	—	—	—	—
Peter E. Nordstrom	SERP	59	25	13,706,490	—	—
Kenneth J. Worzel	SERP	57	12	6,780,714	6,395,816	—
Edmond Mesrobian	—	—	—	—	—	—
(a) Age
Age is as of January 29, 2022, the last day of the fiscal year.
(b) Number of Years Credited Service
Although Erik Nordstrom and Peter Nordstrom each have more than 25 years of service, the number of years of credited service under the SERP is capped at 25.
(c) Present Value of Accumulated Benefit: Full Retirement Benefit
The amounts shown are based on the full retirement age of 58. Erik Nordstrom and Peter Nordstrom have met the minimum full retirement age with at least 10 years of credited service and would be eligible to receive the SERP benefit having the present values as shown in the table above. Kenneth Worzel will be eligible for full retirement on his 58th birthday, and his present value for full retirement is shown in the table above.
(d) Present Value of Accumulated Benefit: Early Retirement Benefit
Kenneth Worzel has met the minimum early retirement age with at least 10 years of credited service and would be eligible for early retirement with prior approval from the Board. The present value of his early retirement benefit is shown in the table above. Early retirement benefits are not applicable for Erik Nordstrom and Peter Nordstrom, as they have both met the minimum full retirement age of 58.
Nonqualified Deferred Compensation
The Company offers participation in the NDCP to employees, including the NEOs, who meet a minimum compensation threshold. Under this Plan, a participant may defer up to 80% of base salary, up to 100% of performance-based bonus earned under the Company’s bonus plan and up to 100% of any vested PSUs, less applicable payroll taxes. Deferral elections are irrevocable and are made in compliance with Section 409A of the IRC. If a participant’s NDCP deferrals cause a reduction in the Company’s 401(k) match contribution, the Company may deposit a make-up contribution into the participant’s NDCP account. The Company may also provide a matching contribution, up to 4% of eligible pay over the 401(k) calendar year compensation limit, on deferrals into the NDCP by eligible participants. Participants in the Company’s SERP are not eligible for this matching contribution.
Plan participants may direct their cash deferrals to deemed investment alternatives, priced and valued similar to retail mutual funds. As of the end of the fiscal year, the Company offered 9 deemed investment alternatives. In addition, Plan participants are offered a fixed rate option, which was 4.31% for calendar year 2021 and 4.36% for calendar year 2022, which is not subsidized by the Company but rather is a rate based on guaranteed contractual returns from a third-party insurance company provider. With the exception of the fixed rate fund, participants may change their investment allocations among these investment alternatives daily. Gains and losses for cash deferrals are credited to participant accounts daily, based on their investment elections. The deemed investment alternatives for cash do not include Common Stock. Vested PSUs that are deferred into the NDCP remain as stock units until distribution.

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Fiscal Year 2021 Nonqualified Deferred Compensation Table
The following table discloses information on nonqualified deferred compensation for the NEOs under the Company’s NDCP for the fiscal year ended January 29, 2022. The Company’s SERP is also a nonqualified plan. Information regarding benefits payable to NEOs under the SERP is provided on pages 51 and 52.

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(b)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(c)
Erik B. Nordstrom	—	—	—	—	—
Anne L. Bramman	3,135	—	10,273	—	252,080
Peter E. Nordstrom	—	—	—	—	—
Kenneth J. Worzel	51,442	—	(16,408)	—	888,438
Edmond Mesrobian	—	—	11,381	—	200,533
(a) Executive Contributions in Last Fiscal Year
The amounts reported are the deferrals made during the fiscal year.
(b) Aggregate Earnings in Last Fiscal Year
The amounts include the total interest or other earnings accrued in fiscal year 2021 on the entire NDCP account balance, including deferred PSUs.
(c) Aggregate Balance at Last Fiscal Year-End
The amounts shown are the total NDCP balances, including earnings on deferrals, as of January 29, 2022.
Potential Payments Upon Termination or Change in Control
The information on the following pages describes and quantifies certain amounts that would become payable under existing compensation plans if the NEOs’ employment had terminated on January 29, 2022, the last day of the fiscal year. The amounts are based on each executive’s compensation and years of service as of that date and, if applicable, based on the closing price of Common Stock on January 28, 2022, the last market trading day of the fiscal year, of $21.85. The estimates are based on all relevant plans effective at the end of the fiscal year and information available at that time. Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors.

Employment Agreements
The Company does not have employment agreements with any Nordstrom employees, including the NEOs. The Company maintains an executive severance plan to provide certain NEOs an appropriate level of severance benefits in the event of involuntary separation of service, not for cause. Except as described on the following pages, there are no agreements, arrangements or plans that entitle the NEOs to enhanced benefits upon termination of their employment.

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Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2021
The following table shows various termination scenarios and payments that would be triggered under the Company’s compensation plans.

Name and Potential Payment	Death ($)	Disability ($)	Retirement ($)	Termination without Cause ($)	Qualifying Termination Following a Change in Control ($)
Erik B. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	1,486,745	1,486,745	285,208	285,208	2,020,761
Vested SERP Benefit(b)	6,525,225	13,595,960	13,595,960	13,595,960	13,595,960
Life Insurance Proceeds(c)	948,125	—	—	—	—
Retiree Health Care Benefit(d)	196,102	412,427	412,427	412,427	412,427
Separation Benefit(e)	—	—	—	—	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	9,156,197	15,530,132	14,293,595	14,293,595	16,029,148
Anne L. Bramman
Continued or Accelerated Vesting of Equity Awards(a)	3,380,800	3,380,800	—	—	3,992,646
Vested SERP Benefit(b)	—	—	—	—	—
Life Insurance Proceeds(c)	1,018,750	—	—	—	—
Retiree Health Care Benefit(d)	—	—	—	—	—
Separation Benefit(e)	—	—	—	—	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	4,399,550	3,415,800	—	—	3,992,646
Peter E. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	1,486,745	1,486,745	285,208	285,208	2,020,761
Vested SERP Benefit(b)	7,028,770	13,706,490	13,706,490	13,706,490	13,706,490
Life Insurance Proceeds(c)	948,125	—	—	—	—
Retiree Health Care Benefit(d)	180,909	372,074	372,074	372,074	372,074
Separation Benefit(e)	—	—	—	—	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	9,644,549	15,600,309	14,363,772	14,363,772	16,099,325
Kenneth J. Worzel
Continued or Accelerated Vesting of Equity Awards(a)	4,025,719	4,025,719	1,983,084	1,983,084	4,821,957
Vested SERP Benefit(b)	3,275,006	—	6,395,816	6,395,816	6,395,816
Life Insurance Proceeds(c)	1,118,750	—	—	—	—
Retiree Health Care Benefit(d)	203,177	431,582	431,582	431,582	431,582
Separation Benefit(e)	—	—	—	1,164,498	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	8,622,652	4,492,301	8,810,482	9,974,980	11,649,355
Edmond Mesrobian
Continued or Accelerated Vesting of Equity Awards(a)	2,946,605	2,946,605	—	—	3,466,648
Vested SERP Benefit(b)	—	—	—	—	—
Life Insurance Proceeds(c)	1,000,000	—	—	—	—
Retiree Health Care Benefit(d)	—	—	—	—	—
Separation Benefit(e)	—	—	—	1,604,200	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	3,946,605	2,981,605	—	1,604,200	3,466,648

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COMPENSATION OF EXECUTIVE OFFICERS
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(a) Continued or Accelerated Vesting of Equity Awards
As of the end of fiscal year 2021, the NEOs had outstanding equity awards under our 2010 and 2019 EIPs. Treatment of the awards under various termination scenarios is described below.
Stock Options
Death or Disability
The stock option agreements under the Company’s 2010 and 2019 EIPs generally provide that if a participant’s employment is terminated by reason of death or disability, all unvested stock options will immediately vest, with the exception of one-time stock option grants. The one-time stock option grant made on August 27, 2020 to each of the NEOs, as well as other one-time stock option grants which are not reflected in the table on page 54 because they carry exercise prices in excess of the value of our Common Stock as of end of fiscal year 2021, provides that if a participant’s employment is terminated by reason of death or disability, a prorated number of the stock options granted will immediately vest based on the number of full months employed. All outstanding stock option agreements provide that if a participant’s employment is terminated by reason of death or disability, vested stock options may be exercised by the participant or participant’s beneficiary during the period ending four years after termination, provided the 10-year term of the grant has not expired.
The amounts shown in the table include the unvested values, as of the end of fiscal year 2021, that would immediately vest and be exercisable during the earlier of four years after termination or the 10-year term date of the grant. Outstanding stock option grants that carry exercise prices in excess of the value of our Common Stock as of end of fiscal year 2021 are not reflected in the table.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any of the Company’s confidential or proprietary information, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options and any shares of Common Stock delivered under such grants will be automatically forfeited.
Retirement or Termination without Cause
The stock option agreements under the Company’s 2010 and 2019 EIPs for annual grants generally provide that if a participant satisfies a minimum age and years of service requirement and the participant’s employment is terminated by reason of retirement or termination without cause, stock options granted more than six months prior to termination will continue to vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired. Erik Nordstrom, Peter Nordstrom and Kenneth Worzel qualify for this continued vesting for their annual stock option grants as they have reached the minimum retirement age of 55 with at least 10 years of service. The one-time stock option grant made on August 27, 2020 to each of the NEOs does not provide for continued vesting upon retirement or termination without cause, so no amounts are shown for this grant.
The amounts shown in the table include the unvested values, as of the end of fiscal year 2021, that would continue to vest and be exercisable during the earlier of four years after termination or the 10-year term date of the grant. Outstanding stock option grants that carry exercise prices in excess of the value of our Common Stock as of end of fiscal year 2021 are not reflected in the table.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any of the Company’s confidential or proprietary information, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options and any shares of Common Stock delivered under such grants will be automatically forfeited.
Qualifying Termination Following a Change in Control
The NEOs are not entitled to any payment or accelerated benefit upon a change in control with respect to their awards. However, under the 2010 and 2019 EIPs, a NEO will generally be entitled to accelerated vesting if the executive experiences a qualifying termination (termination by the Company without cause or termination by the executive for good reason) within 12 months following a change in control of the Company, unless the CPCC has acted to cause the NEO to receive, on account of the award, cash or other property being paid to shareholders in the change in control transaction, or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control. Generally, a change in control occurs upon:
•the merger or consolidation of the Company with or into another entity;
•the sale, transfer or other disposition of all or substantially all the Company’s assets;
•a change in composition of 50% or more of the Board; or
•any transaction as a result of which any person is the “beneficial owner” of securities of the Company representing at least 30% of the total voting power of the Company’s outstanding voting securities.
The amounts shown in the table include the unvested values, as of the end of fiscal year 2021, that would immediately vest and be exercisable if the NEOs experienced a qualifying termination within 12 months following a change in control of the Company and the CPCC did not act to cause the NEOs to receive, on account of the award, cash or other property being paid to shareholders in the change in control transaction. Outstanding stock option grants that carry exercise prices in excess of the value of our Common Stock as of end of fiscal year 2021 are not reflected in the table.

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COMPENSATION OF EXECUTIVE OFFICERS
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Restricted Stock Units
Death or Disability
The RSU agreements under the 2010 and 2019 EIPs generally provide that if a participant’s employment is terminated by reason of death or disability, all unvested RSUs will immediately vest, with the exception of the one-time RSU grant made on August 26, 2019. The one-time RSU grant made on August 26, 2019 to Edmond Mesrobian provides that if his employment is terminated by reason of death or disability, a prorated number of the RSUs will immediately vest based on the number of full months employed.
The amounts shown in the table include the values, as of the end of fiscal year 2021, of unvested RSUs that would immediately vest.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any of the Company’s confidential or proprietary information, then any unvested RSUs and any Common Stock delivered on vesting under such grants will be automatically forfeited.
Retirement or Termination without Cause
The RSU agreements for annual grants under the 2010 and 2019 EIPs generally provide that if a participant satisfies a minimum age and years of service requirement and the participant’s employment is terminated by reason of retirement or termination without cause, RSUs granted more than six months prior to termination will continue to vest.
The amounts shown in the table for Erik Nordstrom, Peter Nordstrom and Kenneth Worzel include the values, as of the end of fiscal year 2021, of unvested RSUs for their annual grants that would continue to vest after termination. These executives qualify for this continued vesting as of the end of the fiscal year since they have each reached the minimum retirement age of 55 with at least 10 years of service. The one-time RSU grant made on March 6, 2018 to Kenneth Worzel does not provide for continued vesting for termination by reason of retirement or without cause, so no amounts are shown for this grant.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any of the Company’s confidential or proprietary information, then any unvested RSUs and any Common Stock delivered on vesting under such grants will be automatically forfeited.
Qualifying Termination Following a Change in Control
Under the 2010 and 2019 EIPs, the NEOs are not entitled to any payment or accelerated benefit upon a change in control with respect to their RSUs. However, a NEO will generally be entitled to accelerated vesting if the executive experiences a qualifying termination (termination by the Company without cause or termination by the executive for good reason) within 12 months following a change in control of the Company, unless the CPCC has acted to cause the NEO to receive, on account of the award, cash or other property being paid to shareholders in the change in control transaction, or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control. See the Change in Control paragraph under Stock Options on page 55 for information about when a change in control occurs.
The amounts shown include the values, as of the end of fiscal year 2021, of unvested RSUs that would vest if the NEOs experienced a qualifying termination within 12 months following a change in control of the Company and the CPCC did not act to cause the NEO to receive, on account of the award, cash or other property being paid to shareholders in the change in control transaction.
(b) Vested SERP Benefit
The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% survivor annuity paid to the surviving spouse or life partner for the remainder of their life after the executive’s death, as described in the Pension Benefits section on pages 51 and 52.
Death
The amounts shown are the present values of the 50% survivor annuity, payable in equal installments to the spouse or life partner of the executive, and would continue for the remaining lifetime of the spouse or life partner.
Disability
The amounts shown for Erik Nordstrom and Peter Nordstrom are the present values of their SERP benefits as they have met the minimum age of 58 with at least 10 years of service and would be eligible for their full retirement benefits under the SERP. The amounts shown would be paid in equal installments on the Company’s regular payroll dates, assuming the payments would begin as of the last day of fiscal year 2021. No amount is shown for Kenneth Worzel, the other eligible NEO, as he has not reached the normal retirement age of 58, which is the earliest eligibility for the SERP disability benefit.
Retirement or Termination without Cause
The amounts shown for Erik Nordstrom and Peter Nordstrom are the present values of their SERP benefits as they have met the minimum age of 58 with at least 10 years of service and would be eligible for their full retirement benefits under the SERP. The amount shown for Kenneth Worzel is the present value of his SERP benefit for early retirement, as he has met the minimum early retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. The amounts payable to Erik Nordstrom, Peter Nordstrom and Kenneth Worzel would be paid in equal installments on the Company’s regular payroll dates, assuming the payments would begin as of the last day of fiscal year 2021.

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COMPENSATION OF EXECUTIVE OFFICERS
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Qualifying Termination Following a Change in Control
No benefits are paid solely due to a change in control, although a change in control triggers immediate vesting and an obligation for the Company to fully fund accrued benefits through a trust. If an executive was separated from the Company after a change in control, a deferred annuity would be payable upon the executive reaching retirement age. If the separation occurred before the executive’s retirement age of 58, the benefit would be paid as an early retirement benefit at age 53, or the executive’s actual age, if older. In this case, the requirement for Board approval of the early retirement is waived.
The amounts shown for Erik Nordstrom and Peter Nordstrom are the present values of their SERP benefits as they have met the minimum age of 58 with at least 10 years of service and would be eligible for their full retirement benefits under the SERP. The amount shown for Kenneth Worzel is the present value of his SERP benefit for early retirement, as he has met the minimum early retirement age of 53 with at least 10 years of service and would be eligible for early retirement. The amounts payable to Erik Nordstrom, Peter Nordstrom and Kenneth Worzel would be paid in equal installments on the Company’s regular payroll dates, assuming the payments would begin as of the last day of fiscal year 2021.
The CPCC has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.
(c) Life Insurance Proceeds
The Company provides life insurance for the NEOs of approximately 1.25 times annual base salary. The amounts reported in the table represent the life insurance proceeds that would be payable if the NEOs had died as of the last day of the fiscal year. The premiums paid for the Company-provided life insurance are included in column (c) in the All Other Compensation in Fiscal Year 2021 table on page 44.
(d) Retiree Health Care Benefit
The Company provides continued health care coverage for the eligible NEOs if they separate from the Company after age 55 with at least 10 profit sharing years of service. These benefits include medical, behavioral health/substance abuse, vision, prescription drug and dental coverage. The NEOs and their spouses or registered domestic partners and eligible dependents would be covered under the retiree health plan, and the executive and the Company would continue to share in the cost of the insurance premium. Coverage and cost sharing would continue for the surviving spouse or registered domestic partner and eligible dependents after the executive’s death. Effective November 1, 2013, the retiree health plan was closed to new entrants.
The amounts in the table for the eligible NEOs are the present values of the health care cost that would be payable by the Company if they had separated on the last day of the fiscal year. Erik Nordstrom, Peter Nordstrom and Kenneth Worzel have met the minimum retirement age of 55 with at least 10 profit sharing years of service and would be eligible for retirement. Assumptions used in determining these amounts include a discount rate of 3.23% and the PRI2012 White Collar, Fully Generational Mortality Table with projection scale MP2021.
An executive who is terminated for cause, as determined by the Company in the exercise of its discretion in accordance with the Plan, is not eligible to receive the retiree health care benefit.
(e) Separation Benefit
Under the Nordstrom, Inc. Executive Severance Plan, Kenneth Worzel and Edmond Mesrobian are eligible to receive benefits upon involuntary termination of employment by the Company, not for cause. To be eligible to participate in the Plan upon involuntary termination, the eligible NEO must have signed a non-competition and non-solicitation agreement.
Erik Nordstrom and Peter Nordstrom are not eligible under the Plan. Anne Bramman has elected not to participate in the Plan. The benefits for eligible and participating employees include:
•lump sum cash payment for severance: 18 or 24 months of base salary for Executive Officers, depending on their roles. This is reduced by an amount equal to the participant’s gross monthly SERP benefit multiplied by the number of months used to calculate the severance payment, if applicable;
•lump sum cash payment for health coverage: the cost of the Company-paid portion of the employee’s currently elected health coverage for 12 months, unless the employee is eligible for the retiree health care benefit, as described in footnote (d), “Retiree Health Care Benefit”; and
•six months of outplacement services.
Kenneth Worzel’s estimated separation payment shown on the following page is reduced by an amount equal to his estimated gross monthly SERP benefit multiplied by the number of months used to calculate his separation payment. No amount is included for the Company-paid portion of medical benefits as he qualifies for retiree health care benefits. No amount is included for the Company-paid portion of medical benefits for Edmond Mesrobian as he is not participating in the Company’s medical benefit plans.
To be eligible to receive any benefits under the Nordstrom, Inc. Executive Severance Plan, the NEO must sign a release in which the executive agrees, among other things, not to disclose to anyone at any time any confidential information acquired during employment with the Company, and not to publish any statement, or instigate, assist or participate in the making or publication of any statement which is disparaging or detrimental in any way to the Company, except in each case as required by applicable law.

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COMPENSATION OF EXECUTIVE OFFICERS
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The potential separation benefits for the NEOs are shown below.

Name	Separation Payment ($)	Company-Paid Portion of Medical Benefits ($)	Cost of Outplacement Services ($)	Total Separation Benefit ($)
Erik B. Nordstrom	—	—	—	—
Anne L. Bramman	—	—	—	—
Peter E. Nordstrom	—	—	—	—
Kenneth J. Worzel	1,160,298	—	4,200	1,164,498
Edmond Mesrobian	1,600,000	—	4,200	1,604,200
(f) Disability Insurance Benefit
The Company provides long-term disability insurance for the NEOs. The amount reported in the table for each NEO is the long-term disability benefit provided of up to $35,000 per month. The premiums for the Company-provided disability insurance are included in column (c) in the All Other Compensation in Fiscal Year 2021 table on page 44.
(g) Executive Management Bonus
The performance period under the EMBP is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits under this Plan. However, if an employee died, became disabled or retired (after having met certain age and years of service requirements) during the fiscal year, the CPCC would have the sole discretion to determine what amounts, if any, an executive would remain eligible to receive as a performance-based bonus award. Any bonus award would be prorated to reflect the period of service during the fiscal year.
Pay Ratio Disclosure
SEC rules require that U.S. publicly traded companies disclose the ratio of their PEO’s compensation to that of their median employee. Our PEO is our CEO, Erik Nordstrom.
For fiscal year 2021:
•the annual total compensation of Erik Nordstrom was $5,753,133; and
•the estimated median of the annual total compensation of all employees of our Company, other than Erik Nordstrom, was $26,479.
Based on this information, for 2021 the ratio of the annual total compensation of Erik Nordstrom, our Chief Executive Officer and PEO, to the median of the annual compensation of all employees was 217 to 1.
The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported.
To identify the median employee, we used the total compensation as reported on the 2021 W-2 for all of our U.S. employees, excluding our PEO, and the Canadian equivalent T4 for all of our Canadian employees, who were employed by us on January 29, 2022, the last day of our fiscal year. We included full-time, part-time, seasonal and temporary employees and did not annualize the compensation for our permanent full-time and part-time employees who were not employed with us for the entire fiscal year. We applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency. Similar to other large retail companies, a significant portion of our workforce is employed on a part-time and seasonal basis. As of the end of fiscal year 2021, approximately 37,000 of our 67,000 employees – or 55% of our workforce – were either part-time or seasonal.
After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our NEOs as shown in the 2021 Summary Compensation Table on page 43.

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PROPOSAL 3:	ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION
The Board recommends a vote FOR this proposal.
The Company is providing shareholders with an advisory (nonbinding) vote on the compensation program of our NEOs as disclosed in this Proxy Statement. At the 2017 Annual Meeting of Shareholders, over 95% of the votes cast approved our Board’s recommendation to hold advisory votes on an annual basis.
At the 2021 Annual Meeting of Shareholders, over 90% of the votes cast were supportive of our compensation program. In light of this support of the compensation program for our NEOs, the CPCC continues to apply the same pay and benefits philosophy which underlies our pay-for-performance philosophy.

Compensation Program Highlights
As described in the CD&A beginning on page 32, our NEOs are rewarded when defined performance milestones are achieved and when value is created for our shareholders. Our CPCC and Board believe that our compensation program is effective in implementing our executive compensation philosophy and establishing a solid link between compensation and shareholder interests. Highlights of our compensation program include the following:
•We deliver the majority of compensation through a pay-for-performance framework where incentives are based on achieving results. At least 70% of the value of the targeted compensation package for each of our NEOs is weighted toward pay for performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests.
•Each year, the CPCC establishes the performance-based bonus measures that focus executives on the most important Company objectives. In 2021, the CPCC maintained the same financial performance measures of Incentive Adjusted EBIT, which emphasizes the importance of earnings and its role in driving shareholder value, and Incentive Adjusted ROIC, which ensures our overall performance aligns directly with shareholder returns over the long term. For additional detail on our performance-based annual bonus program, see page 37.
•While the CPCC considers the 50th percentile (median) of our peer group as a reference, there is no specific percentage of target total direct compensation targeted by the CPCC other than to remain generally competitive with similarly situated peer companies. Target opportunities for individual pay elements vary by executive role based on scope of responsibilities and expected contributions.
•We maintain meaningful executive stock ownership guidelines so that our executives’ interests, as shareholders, are aligned with our broader shareholder base.
•We have an executive compensation clawback policy that applies to performance-based compensation.
•The CPCC has retained and directs an independent compensation consultant.
•We do not have employment agreements with our executives.
•We do not provide tax gross-ups, except those related to relocation expenses when an executive must move to assume Company responsibilities.
•We do not allow stock option grant repricing or backdating, nor do we grant options below 100% of fair market value.
•We have a derivative and hedging policy that prohibits Directors and Executive Officers (as well as other key insiders and their immediate families) from engaging in hedging transactions with respect to any equity securities of the Company held by them.
•We have restrictions on pledging of Common Stock.

Shareholder Support
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement.
This proposal gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the 2022 Annual Meeting: “RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in the CD&A, the compensation tables and the related narrative disclosure in this Proxy Statement.”
Our Board has adopted a policy of annual executive compensation advisory votes. As an advisory vote, this proposal is not binding on the Company. However, our CPCC and Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s NEOs.

59	2022 Proxy Statement	NORDSTROM, INC.

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EQUITY COMPENSATION PLANS
The following table provides information as of the fiscal year ended January 29, 2022 about Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3) (#)
Equity compensation plans approved by the Company’s shareholders (a)	15,122,224	(b)	39	20,706,533	(c)
Equity compensation plans not approved by the Company’s shareholders (d)	993		6	—
TOTAL	15,123,217		39	20,706,533
(a)Consist of the 2010 and 2019 EIP and the ESPP. PSUs and RSUs do not have an exercise price and therefore have been excluded from the weighted average exercise price calculation in column (2).
(b)Includes 38,699 of deferred Director awards and 62,922 related to deferred PSUs.
(c)Includes 17,446,360 shares from the 2019 EIP, and 3,260,173 shares from the ESPP.
(d)Consist of plans created in connection with our subsidiaries.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership Table
The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than 5% of the outstanding shares of Common Stock, by our Directors, by the NEOs, and by all Directors and Executive Officers of the Company as a group. Except as otherwise noted, all information is as of March 15, 2022.

Name of Beneficial Owner		Amount and Nature of Beneficial Ownership (#)	Percent of Ownership (%)
(a)	Erik B. Nordstrom	3,334,551	2.08%
(b)	Peter E. Nordstrom	3,310,401	2.06%
(c)	Kenneth J. Worzel	327,144	*
(d)	Anne L. Bramman	144,138	*
(e)	Edmond Mesrobian	108,540	*
(f)	Brad D. Smith	60,373	*
(g)	Bradley D. Tilden	52,515	*
(h)	Shellye L. Archambeau	35,823	*
(i)	Stacy Brown-Philpot	26,347	*
(j)	Kirsten A. Green	18,504	*
(k)	Glenda G. McNeal	18,504	*
(l)	James L. Donald	13,414	*
(m)	Mark J. Tritton	13,414	*
(n)	Amie Thuener O'Toole	—	*
(o)	Directors and Executive Officers as a group (21 persons)	8,820,086	5.45%

	Greater than 5% Security Holders
(p)	Bruce A. Nordstrom 1617 Sixth Avenue Seattle, Washington 98101	25,241,423	15.75%
(q)	Anne E. Gittinger 1617 Sixth Avenue Seattle, Washington 98101	15,404,192	9.61%
(r)	FMR, LLC 245 Summer Street Boston, Massachusetts 02210	13,921,314	8.69%
(s)	Blackrock, Inc. 55 East 52nd Street New York, New York 10055	11,512,934	7.19%
(t)	The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	10,116,234	6.31%
*    Does not exceed 1% of the Company’s outstanding Common Stock.
(a) Erik B. Nordstrom
Amount and nature of beneficial ownership includes:
•2,598,883 shares owned by him directly, of which 457,582 shares are pledged as collateral for loans and are in compliance with the Company’s policy regarding pledging;
•26,985 shares held by him in the Company’s 401(k) Plan;
•466,442 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2022;
•42,646 shares owned by his wife individually; and
•199,595 shares held by a trust of which he is the trustee.

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(b) Peter E. Nordstrom
Amount and nature of beneficial ownership includes:
•2,471,488 shares owned by him directly, of which 230,000 shares are pledged as collateral for loans and are in compliance with the Company’s policy regarding pledging;
•34,987 shares held by him in the Company’s 401(k) Plan;
•466,442 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2022;
•175,533 shares owned by his wife individually;
•472 shares held by his wife in the Company’s 401(k) Plan;
•49,060 shares held by trusts of which he is the trustee; and
•112,419 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.
(c) Kenneth J. Worzel
Amount and nature of beneficial ownership includes:
•71,111 shares owned by him directly;
•6,021 nonvoting stock units held under the NDCP;
•5,084 shares held by him in the Company’s 401(k) Plan; and
•244,928 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2022.
(d) Anne L. Bramman
Amount and nature of beneficial ownership includes:
•82,361 shares owned by her directly; and
•61,777 shares that may be acquired by her through stock options exercisable within 60 days after March 15, 2022.
(e) Edmond Mesrobian
Amount and nature of beneficial ownership includes:
•65,197 shares owned by him directly; and
•43,343 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2022.
(f) Brad D. Smith
Amount and nature of beneficial ownership includes:
•60,373 shares held by a family trust, of which he is a trustee and beneficiary.
(g) Bradley D. Tilden
Amount and nature of beneficial ownership includes:
•52,515 shares held by a family trust, of which he is a trustee and beneficiary.
(h) Shellye L. Archambeau
Amount and nature of beneficial ownership includes:
•6,614 shares owned by her directly; and
•17,265 shares held by a limited liability company over which she has control; and
•11,944 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.
(i) Stacy Brown-Philpot
Amount and nature of beneficial ownership includes:
•3,444 shares owned by her directly; and
•22,903 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.
(j) Kirsten A. Green
Amount and nature of beneficial ownership includes:
•18,504 shares owned by her directly.
(k) Glenda G. McNeal
Amount and nature of beneficial ownership includes:
•18,504 shares owned by her directly.
(l) James L. Donald
Amount and nature of beneficial ownership includes:
•13,414 shares held in a trust of which he is a trustee and beneficiary.
(m) Mark J. Tritton
Amount and nature of beneficial ownership includes:
•13,414 shares owned by him directly.
(n) Amie Thuener O’Toole
Amount and nature of beneficial ownership includes:
•0 shares owned by her directly.
(o) Directors and Executive Officers as a group (21 persons)
Collectively, the combined amount and nature of beneficial ownership for the Directors and all Executive Officers include:
•5,983,399 shares owned directly, of which 687,582 shares are pledged as collateral for third party obligations;
•1,054,326 shares owned by spouses and trusts of which the respective Director or Executive Officer is a trustee, or a trustee and beneficiary;
•34,846 nonvoting stock units held by participating Directors under the DDCP;
•6,021 nonvoting stock units held by participating Executive Officers under the NDCP;
•83,752 shares held by participating Executive Officers and their eligible spouses in the Company’s 401(k) Plan; and
•1,657,742 shares that may be acquired by the Executive Officers as a group through stock options exercisable within 60 days after March 15, 2022.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
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(p) Bruce A. Nordstrom
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2021, the aggregate amount beneficially owned by Mr. Nordstrom includes:
•24,236,227 shares for which he has sole power to vote or to dispose or to direct disposition; and
•1,005,196 shares for which he has shared power to vote or to dispose or to direct disposition.
(q) Anne E. Gittinger
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2021, the aggregate amount beneficially owned by Ms. Gittinger includes:
•15,404,192 shares for which she has sole power to vote or to dispose or to direct disposition.
(r) FMR, LLC
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2021, the aggregate amount beneficially owned by FMR, LLC includes:
•1,179,475 shares for which it has sole power to vote or to direct the vote; and
•13,921,314 shares for which it has sole power to dispose or to direct disposition.
(s) Blackrock, Inc.
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2021, the aggregate amount beneficially owned by Blackrock, Inc. includes:
•10,823,759 shares for which it has the sole power to vote or to direct the vote; and
•11,512,934 shares for which it has sole power to dispose or to direct disposition.
(t) The Vanguard Group
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2021, the aggregate amount beneficially owned by The Vanguard Group includes:
•61,986 shares for which it has shared power to vote or to direct the vote;
•160,533 shares for which it has shared power to dispose or to direct disposition; and
•9,955,701 shares for which it has sole power to dispose or to direct disposition.

Delinquent Section 16(a) Reports
Based upon a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended January 29, 2022 all of our Directors, Executive Officers and owners of in excess of 10% of Common Stock complied with the filing requirements of Section 16(a) of the Exchange Act.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval Process
We maintain policies and procedures regarding the identification, review and approval of related party transactions. In compliance with SEC rules, the CGNC reviews and approves or disapproves any transaction or series of related transactions in which: (1) the amount involved exceeds $120,000, (2) the Company or any of its subsidiaries is a participant, and (3) a related party (a Director or Executive Officer of the Company, any nominee for Director, any greater than 5% shareholders and any immediate family member of such persons) has a direct or indirect material interest. When considering a transaction, the CPCC will review all relevant factors, including the Company’s rationale for entering into a related party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case if the transaction were entered with a third party, and the potential of an actual or apparent conflict of interest. After reviewing the information, the CPCC will approve or ratify the transaction or transactions only if the CPCC determines that the transaction is reasonable and fair to the Company.
Related Party Transactions
During the fiscal year ended January 29, 2022, there were no related party transactions that require disclosure in this Proxy Statement.

63	2022 Proxy Statement	NORDSTROM, INC.

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OTHER MATTERS
The Board knows of no other matters that will be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.
2023 ANNUAL MEETING OF SHAREHOLDERS INFORMATION
Requirements and Deadlines for Submission of Proxy Proposals, Nomination of Directors, and Other Business of Shareholders
If a shareholder wants the Company to include a shareholder proposal in our Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 promulgated under the Exchange Act, our Corporate Secretary must receive the proposal at our principal executive offices no later than December 8, 2022. Any such proposal must comply with all the requirements of Rule 14a-8.
If a shareholder intends to solicit proxies for a Director nominee in accordance with Rule 14a-19, our Corporate Secretary must receive notice of such intention at our executive offices no later than the close of business on March 19, 2023. Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19. The requirements of Rule 14a-19 are in addition to the requirements under our Bylaws with respect to advance notice of Director nominations.
Under our Bylaws, shareholders must follow certain procedures to nominate a person for election as a Director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance-notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary of the Company at our principal executive offices. We must receive notice as follows:
•We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that the Annual Meeting is held on schedule, we must receive notice pertaining to the 2023 Annual Meeting of Shareholders no earlier than January 18, 2023 and no later than February 17, 2023.
•However, if we hold the 2023 Annual Meeting of Shareholders on a date that is not within 30 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.
•If we hold a special meeting to elect Directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than ten days following the day on which notice of the annual meeting was mailed to shareholders.
Our Bylaws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice (other than a proposal pursuant to Rule 14a-8) that is received after the times specified herein for proposed items of business will be considered untimely under Rule 14a-4c under the Exchange Act. The persons named in the proxy for the meeting may exercise their discretionary voting power with respect to all such matters, including voting against them. All Director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements of the Company’s Bylaws. You may obtain a copy of the Company’s Bylaws at no cost from the Company’s Corporate Secretary or on the Company’s Investor Relations Website. The contact information for the Company’s Corporate Secretary is on page 69.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Why am I receiving these materials?
We have made these materials available to you on the internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder of the Company as of the Record Date, and were entitled to receive notice of the 2022 Annual Meeting of Shareholders and to vote on matters that will be presented at the Annual Meeting.

2.	What items will be voted on at the Annual Meeting?

Shareholders will vote on the following matters at the Annual Meeting:		Board Recommendation:	Page Reference (for more detail):
Proposal 1	To elect nine Director nominees named in this Proxy Statement to the Board to serve until the 2023 Annual Meeting of Shareholders	FOR each Director Nominee	21
Proposal 2	To ratify the appointment of Deloitte as our Independent Registered Public Accounting Firm to serve for the fiscal year ending January 28, 2023	FOR	29
Proposal 3	To conduct an advisory vote regarding the compensation of our NEOs	FOR	59
Other	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof

3.	What is the date and time of the Annual Meeting?

Date & Time:	May 18, 2022 at 9:00 a.m. Pacific Daylight Time	Virtual Meeting Access:	virtualshareholdermeeting.com/JWN2022
This Proxy Statement was first mailed to shareholders on or about April 7, 2022. It is furnished in connection with the solicitation of proxies by the Board to be voted during the Annual Meeting for the purposes set forth in the accompanying Notice. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy during the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary prior to or during the Annual Meeting or by timely executing and delivering, by internet, telephone, or mail, another proxy dated as of a later date.

4.	How do I participate in the Meeting?
This year’s Annual Meeting will be accessible through the internet. We have adopted a virtual format for our Annual Meeting to make participation accessible for shareholders from any geographic location with internet connectivity. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all shareholders regardless of their location. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares of Company stock.
You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on the Record Date or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at virtualshareholdermeeting.com/JWN2022, you must enter the 16-digit control number found next to the label “Control Number” for postal mail recipients or within the body of the email sending you the Proxy Statement.
Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to proxyvote.com and enter your Control Number.
This year’s shareholder question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at proxyvote.com after logging in with your Control Number. Questions may be submitted during the Annual Meeting through virtualshareholdermeeting.com/JWN2022. We will post questions and answers if applicable to Nordstrom’s business on the Nordstrom Investor Relations website shortly after the meeting.
We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on May 18, 2022. Should you have any difficulty accessing the meeting, please call the numbers found at the top of the log-in page found at virtualshareholdermeeting.com/JWN2022 for technical assistance.

65	2022 Proxy Statement	NORDSTROM, INC.

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
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5.	Why did I receive a Notice instead of a full set of proxy materials? How can I access the proxy materials online?
We are furnishing proxy materials to our shareholders primarily via the internet as the holders of a majority of our shares prefer that method. By doing so, we increase the convenience of our proxy materials, reduce the environmental impact of our Annual Meeting, and save costs. On or about April 7, 2022, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders who had not previously requested printed materials.
The Notice of Internet Availability of Proxy Materials contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously chosen to receive our proxy materials electronically, you will receive access to these materials via email unless you elect otherwise.

6.	What is a proxy statement, and what is a proxy?
A proxy statement is a document that SEC rules require us to provide you when we ask you to vote on certain matters at a meeting of our shareholders or when we ask you to sign a proxy designating certain individuals to vote on those matters on your behalf. A proxy is your legal designation of another person to vote the shares you own at a meeting of our shareholders. By signing the proxy card we provide to you, you will designate Anne L. Bramman, our Chief Financial Officer, and Ann Munson Steines, our Chief Legal Officer, General Counsel and Corporate Secretary, as your proxies to vote your shares as you have directed during the Annual Meeting. Our Board is soliciting your proxy to vote your shares during the Annual Meeting and any adjournment or postponement of the meeting. Nordstrom pays the cost of soliciting your proxy and reimburses brokers and others for forwarding you the Proxy Statement, proxy card or voting instruction form, 2021 Annual Report and Notice.

7.	What is the difference between a shareholder of record and a street name shareholder?
Many Company shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held as a shareholder of record and those held in street name.
•Shareholders of record: If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” or a “registered shareholder,” and the Notice or proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.
•Street name shareholders: If your shares are held in a stock brokerage account or by a bank, trustee or nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record. As the street name shareholder you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

8.	How do I cast my vote?
We encourage you to vote in advance of the meeting on the internet or by telephone. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote on the internet or by telephone, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. The method by which you vote your proxy will not limit your right to vote at the Annual Meeting if you decide to attend the Annual Meeting virtually.
Shareholders of record: The internet and telephone voting procedures are designed to verify that you are a shareholder of record by using a control number and allowing you to confirm that your voting instructions have been properly recorded. Internet and telephone voting for shareholders of record are available 24 hours a day. You can vote by any of the following methods:

You may vote in advance of the meeting, until 11:59 p.m. Eastern Daylight Time on May 17, 2022 using any of the following methods:

Online At proxyvote.com	Toll-free Phone Call 1-800-690-6903	Mail Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	Scanned QR Code Using your mobile device
Street name shareholders: You may vote by the method explained on the proxy card or the information you receive from the bank, broker or other record holder. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
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Shareholders holding shares invested in the Company’s 401(k) Plan: If you participate in the Company’s 401(k) Plan, the number of shares of Common Stock in your account as of the Record Date are reflected on your proxy notice and may be voted as described above for shareholders of record. However, if your vote on those shares is not received by 11:59 p.m. Eastern Daylight Time on May 15, 2022, then the Plan Trustee will vote those shares in the same proportion as all other 401(k) Plan shares that have been voted.
Shareholders holding shares purchased through the Company’s ESPP: If you hold Common Stock that you acquired through the Company’s ESPP, you are the beneficial owner of those shares and your shares may be voted as described above for street name shareholders.

9.	What does it mean if I receive more than one Notice or package of proxy materials?
This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, Computershare; shares held in the Nordstrom 401(k) Plan or purchased through the ESPP; and accounts with a broker, bank or other holder of record. Please vote all Notices, voting instruction forms and proxy cards that you receive to ensure that all of your shares are voted.

10.	Why did multiple shareholders at my address only receive one Notice or package of proxy materials?
SEC rules allow us to use a procedure called “householding” to deliver only one copy of our Notice, and for those shareholders that received a paper copy of proxy materials in the mail, one copy of our 2021 Annual Report, to multiple shareholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive proxy cards if they received a paper copy of proxy materials in the mail. By using the householding process, we reduce our printing costs, mailing costs and fees, and reduce the environmental impact of our annual meeting. If you are a shareholder, share an address and last name with one or more other shareholders, and would like to revoke your householding consent, or you are a shareholder eligible for householding and would like to participate, please contact Broadridge, either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. A number of brokerage firms have also instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

11.	What is a quorum and what is the voting requirement to approve each of the proposals?
We will have a quorum and will be able to conduct the business of the Annual Meeting if at least 79,699,289 shares, a majority of the outstanding shares of Common Stock as of the Record Date, are present at the Annual Meeting, either in person or by proxy. Your shares will be counted toward the number needed for a quorum if you: (i) vote on the internet or by telephone; (ii) submit a valid proxy card or voting instruction form; or (iii) in the case of a shareholder of record, attend the Annual Meeting and vote your shares in person.
To elect Directors and adopt the other proposals, the following votes are required:

Proposal	Vote Required	Discretionary Voting Allowed?
Election of nine Directors to serve until the 2023 Annual Meeting of Shareholders	Majority of Votes Cast	No
Ratification of the appointment of Deloitte as our Independent Registered Public Accounting Firm to serve for the 2023 fiscal year	Majority of Votes Cast	Yes
To conduct an advisory vote regarding the compensation of our NEOs	Majority of Votes Cast	No
Under Washington corporation law and our Articles of Incorporation and Bylaws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Broker nonvotes (broker nonvotes and discretionary voting are explained in the answers to Questions 13. and 14.) and abstentions are not considered “votes cast” and have no effect on the proposals.
•Election of Nine Directors; Majority Vote Policy: In the election of Directors, the Company has adopted a majority voting standard as described in more detail on page 12 under Director Elections. Because this is an uncontested election, an incumbent Director nominee will be elected if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee. If a Director nominee does not receive the requisite votes, that Director’s term will end on the date on which an individual is selected by the Board to fill the position held by such Director or 90 days after the date the election results are determined, whichever occurs first. You may vote “for,” “against” or “abstain” with respect to the election of each nominee.
•Ratification of the Appointment of Independent Registered Public Accounting Firm: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2023. You may vote “for,” “against” or “abstain” on this proposal.

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•Advisory Vote Regarding Executive Compensation: The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the Company’s executive compensation program. You may vote “for,” “against” or “abstain” on this proposal.
The Board recommends a vote FOR each of the foregoing proposals.

12.	Can I change my mind after I vote?
Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:
•voting again on the internet or by telephone prior to the Annual Meeting; or
•signing another proxy card with a later date and mailing it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting; or
•delivering your proxy or casting a ballot during the meeting.

13.	What if I do not return my proxy card or voting instruction form or do not provide voting instructions?
•Shareholders of record: If you are a registered shareholder and do not vote by internet or phone or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted for the ratification of Deloitte, but not on any of the other proposals.
•Street name shareholders: If you are a beneficial owner whose shares are held by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares for the ratification of Deloitte even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory vote regarding executive compensation or on any shareholder proposal without instructions from you, in which case a broker nonvote will occur. Since shares that constitute broker nonvotes will not be included in vote totals and have no effect on the outcome of the election of Directors, the advisory vote regarding executive compensation or any other matters properly brought before the meeting, it is important that you instruct your broker on how to vote your shares.
•Shareholders with shares invested in the Company’s 401(k) Plan: If your vote of shares held through the Company’s 401(k) Plan is not received by 11:59 p.m. Eastern Daylight Time on May 15, 2022, then the Plan Trustee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the Plan Trustee “for” all proposals. If any additional proposals are properly presented at the Annual Meeting and any adjournment thereof, the Plan Trustee will vote on the additional proposals in accordance with its discretion.

14.	Will abstentions or broker nonvotes affect the voting results?
If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will have no effect on the other proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders.

15.	Who will count the vote?
Broadridge was appointed by the Board to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at broadridge.com. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and Directors. Only Broadridge, as the proxy tabulator and the Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

16.	Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish final results on a current report on Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available online under the “SEC Filings” tab at the Investor Relations Website.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
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17.	How can I communicate with the Board of Directors?
Shareholders and other interested parties may communicate with Directors by contacting the Corporate Secretary’s Office at:

Telephone: 206-303-2541

E-mail: board@nordstrom.com

Mail: Nordstrom, Inc. 1617 Sixth Avenue Seattle, Washington 98101 Attn: Corporate Secretary
The Corporate Secretary will relay the question or message to the specific Director with whom the shareholder or interested party wishes to communicate.
If no specific Director is requested, the Corporate Secretary will relay the question or message to the Chairman. Certain items that are unrelated to the duties and responsibilities of the Board, such as business solicitations, advertisements, junk mail and other mass mailings, will not be relayed to Directors.
The AFC has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns, you may use the Company’s confidential Whistleblower Hotline at:

Telephone: 1-888-832-8358

Internet: ethicspoint.com
Your concerns will be investigated and communicated to the AFC, as necessary.

18.	What if I have additional questions that are not addressed here?
You may e-mail Investor Relations at InvRelations@Nordstrom.com, or call the Corporate Secretary’s Office at 206-303-2541.

69	2022 Proxy Statement	NORDSTROM, INC.

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APPENDIX A:	RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
Incentive Adjusted ROIC and Incentive Adjusted EBIT
We believe that Incentive Adjusted ROIC is a useful financial measure for investors in evaluating the efficiency and effectiveness of the capital we have invested in our business to generate returns over time. In addition, we have incorporated it in our executive incentive measures and we believe it is an important indicator of shareholders’ return over the long term.
For 2021, 2020 and 2019, income statement activity for adjusted net operating profit and balance sheet amounts for average invested capital are measured under the Lease Standard and the remaining years disclosed are under the previous lease standard. Under the previous lease standard, we estimated the value of our operating leases as if they met the criteria for capital leases or we had purchased the properties. This provided additional supplemental information that estimated the investment in our operating leases. Estimated depreciation on capitalized operating leases and average estimated asset base of capitalized operating leases are not calculated in accordance with, nor an alternative for, GAAP and should not be considered in isolation or as a substitute for our results as reported under GAAP.
We define Incentive Adjusted ROIC as our adjusted net operating profit after tax divided by our average invested capital. Incentive Adjusted EBIT represents net earnings before income tax expense, interest expense and interest income, and contemplates non-operating related adjustments. These metrics are not measures of financial performance under GAAP and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other GAAP financial measures. Our method of calculating a non-GAAP financial measure may differ from other companies’ methods and therefore may not be comparable to those used by other companies. The financial measures calculated under GAAP which are most directly comparable to Incentive Adjusted EBIT and Incentive Adjusted ROIC are net earnings and return on assets. The following is a reconciliation of return on assets to Incentive Adjusted ROIC:

	12 Fiscal Months Ended
($ in millions)	February 3, 2018	February 2, 2019	February 1, 2020	January 30, 2021	January 29, 2022
Net earnings (loss)	$437	$564	$496	$(690)	$178
Add (Less): income tax expense (benefit)	353	169	186	(538)	68
Add: interest expense, net	136	104	102	181	246
EBIT	926	837	784	(1,047)	492
Add (Less): non-operating related adjustments	26	72	24	—	(32)
Add: interest income	5	15	10	3	1
Add: operating lease interest(a)	—	—	101	95	87
Add: rent expense, net	250	251	—	—	—
Less: estimated depreciation on capitalized operating leases(b)	(133)	(134)	—	—	—
Adjusted net operating profit (loss)	1,074	1,041	919	(949)	548
(Less) Add: estimated income tax (expense) benefit(c)	(480)	(248)	(244)	416	(150)
Adjusted net operating profit (loss) after tax	$594	$793	$675	$(533)	$398
Average total assets	$8,055	$8,282	$9,765	$9,718	$9,301
Add: average estimated asset base of capitalized operating leases(b)	1,805	2,018	—	—	—
Less: average deferred property incentives and deferred rent liability	(644)	(616)	—	—	—
Less: average deferred property incentives in excess of right-of-use assets(d)	—	—	(307)	(276)	(232)
Less: average non-interest-bearing current liabilities	(3,261)	(3,479)	(3,439)	(3,138)	(3,352)
Add: non-operating related adjustments	3	4	—	—	—
Average invested capital	$5,958	$6,209	$6,019	$6,304	$5,717
Return on assets	5.4%	6.8%	5.1%	(7.1%)	1.9%
Incentive Adjusted ROIC	10.0%	12.8%	11.2%	(8.5%)	7.0%
(a) We add back the operating lease interest to reflect how we manage our business. Operating lease interest is a component of operating lease cost recorded in occupancy costs.
(b) Capitalized operating leases is our best estimate of the asset base we would record for our leases that are classified as operating under the previous lease standard if they had met the criteria for a finance lease or we had purchased the property. The asset base for each quarter is calculated as the trailing four quarters of rent expense multiplied by eight, a commonly used method to estimate the asset base we would record for our capitalized operating leases.
(c) Estimated income tax (expense) benefit is calculated by multiplying the adjusted net operating profit (loss) by the effective tax rate for the trailing twelve month period. The effective tax rate is calculated by dividing income tax expense (benefit) by earnings (loss) before income taxes for the same trailing twelve month periods.
(d) For leases with property incentives that exceed the right-of-use assets, we reclassify the amount from assets to other current liabilities and other liabilities and reduce average total assets, as this better reflects how we manage our business.

2022 Proxy Statement	A-1

APPENDIX A: RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
Back to Contents
The following is a reconciliation of net earnings (loss) to Incentive Adjusted EBIT:

	12 Fiscal Months Ended
($ in millions)	February 3, 2018	February 2, 2019	February 1, 2020	January 30, 2021	January 29, 2022
Net earnings (loss)	$437	$564	$496	$(690)	$178
Add (Less): income tax expense (benefit)	353	169	186	(538)	68
Add: interest expense, net	136	104	102	181	246
EBIT	926	837	784	(1,047)	492
Add: non-operating related and other adjustments(a)	26	72	24	—	174
Incentive Adjusted EBIT	952	909	808	(1,047)	666
(a) Beginning in the 12 fiscal months ended January 29, 2022, the Incentive Adjusted EBIT measure excludes certain performance-based compensation elements in order to be more reflective of business performance.

A-2	2022 Proxy Statement	NORDSTROM, INC.

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NORDSTROM CARES

We know it's critical to protect the environment, give back to the communities we serve, create safe and fair workplaces for the people who make our products, and provide our employees with a great place to work. Here are some of the ways we've tried to make a difference in 2021.

Donated **40,000+** pairs of shoes through **Shoes That Fit**

Took back over **5 tons** of beauty packaging through our **BEAUTYCYCLE program** & won **Good Housekeeping's 2021 Sustainable Innovation Award**

Raised
$2M+
to support homeless youth through sales of Treasure & Bond products

Kept **~290 tons** of clothing out of landfills through donation, resale or refurbishment

Donated
50,000+
cloth face masks to Compton Unified School District for a safer school year

Produced

~45%

Donated nearly
$11M
over 320 organizations located in communities where we operate

Through our Employee Charitable Match program,
Gave
$3.6M+
to over 2,700 nonprofits

Signed the 15 Percent Pledge & committed to buy 10X more merchandise from **Black-owned and -founded businesses by 2030**

To learn more about our corporate responsibility and diversity, inclusion and belonging strategic efforts, please see our 2021 Corporate Social Responsibility report, available on nordstromcares.com in April.

RECYCLING IS ALWAYS IN STYLE.
Learn more about our sustainability efforts at nordstromcares.com.

#NORDSTROM investor.nordstrom.com

©2022 Nordstrom, Inc. All rights reserved.

NORDSTROM

NORDSTROM, INC.
C/O CORPORATE SECRETARY
1617 6TH AVENUE
SEATTLE, WA 98101

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the Annual Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on May 17, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 15, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/JWN2022**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 17, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 15, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D79199-P63754 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NORDSTROM, INC.

The Board of Directors recommends you vote FOR the following:

1. ELECTION OF DIRECTORS

Nominees:	For	Against	Abstain
1a. Stacy Brown-Philpot	☐	☐	☐
1b. James L. Donald	☐	☐	☐
1c. Kirsten A. Green	☐	☐	☐
1d. Glenda G. McNeal	☐	☐	☐
1e. Erik B. Nordstrom	☐	☐	☐
1f. Peter E. Nordstrom	☐	☐	☐
1g. Amie Thuener O'Toole	☐	☐	☐
1h. Bradley D. Tilden	☐	☐	☐
1i. Mark J. Tritton	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
3. ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice and Proxy Statement and Annual Report on Form 10-K are available for **viewing purposes only** at investor.nordstrom.com.

To vote by Internet, you must access www.proxyvote.com.

If you vote via telephone or Internet, you do not need
to mail back this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D79200-P63754

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NORDSTROM, INC.

The Shareholder(s) of Nordstrom, Inc. named on this proxy card hereby appoints Anne Bramman and Ann Munson Steines, or either of them, each with full power of substitution, as Proxy Holders to vote all shares of stock of the Shareholder entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 18, 2022, at 9:00 a.m., Pacific Daylight Time, and any adjournment or postponement thereof, with all power the Shareholder would possess if personally present. The Proxy Holders will vote as directed by the Shareholder for the proposals to be presented at the meeting. Unless revoked or otherwise directed, the Proxy Holders will vote FOR proposals 1, 2 and 3. If any additional proposals are properly presented at the meeting and any adjournment thereof, the Proxy Holders will vote on such additional proposals in accordance with their discretion.

Notwithstanding the above, if there are shares allocated to the Shareholder's account in the Nordstrom 401(k) Plan (the "Plan"), the Shareholder hereby directs the Bank of New York Mellon (the "Trustee") as the Plan's Trustee, to confidentially vote all shares as indicated by the Shareholder on the reverse side of this proxy card. If this proxy card is signed and returned without specific instructions for voting, the shares will be voted by the Trustee as provided in the paragraph above. If the Shareholder's vote of shares held through the Plan is not received by 11:59 p.m. Eastern Daylight Time on May 15, 2022, then the Trustee will vote those shares in the same proportion as Plan shares that have been voted.

Your telephone or Internet vote authorizes the Proxy Holders and/or the Trustee to vote the shares in the same manner as if you marked, signed and returned this proxy card.

Continued and to be signed on reverse side